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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
/ /	Preliminary Proxy Statement	/ /	Confidential, for Use of the
/x/	Definitive Proxy Statement		Commission Only (as permitted by
/ /	Definitive Additional Materials		Rule 14a-6(e)(2))
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
INSIGNIA SOLUTIONS plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2002

To Our Shareholders:

        You are cordially invited to attend the 2002 Annual General Meeting of Shareholders of Insignia Solutions plc to be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Wednesday, June 5, 2002, at 10:00 a.m., local time.

        The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual General Meeting and Proxy Statement.

        It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

        The proxy card should be returned to the offices of Insignia Solutions plc at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, not later than 10:00 a.m. on Monday, June 3, 2002, being 48 hours prior to the time fixed for the Annual General Meeting. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

        The transfer books of Insignia Solutions plc will not be closed prior to the meeting but, pursuant to appropriate action by the Board of Directors, the record date for determination of the shareholders entitled to notice of the meeting is April 15, 2002.

        The Notice, Proxy Statement and Proxy Card enclosed herewith are sent to you by order of the Board of Directors.

Sincerely,

Richard M. Noling
Chief Executive Officer

INSIGNIA SOLUTIONS PLC

NOTICE OF ANNUAL GENERAL MEETING

        NOTICE IS HEREBY GIVEN that the Annual General Meeting of Insignia Solutions plc ("Insignia" or the "Company") will be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Wednesday, June 5, 2002 at 10:00 a.m., local time, to transact the following business:

        1.    To receive the U.K. statutory accounts of Insignia for the year ended December 31, 2001, together with the Directors' and Auditors' reports thereon. The shareholders of the Company need not vote on this transaction.

        2.    To reappoint PricewaterhouseCoopers as the U.K. statutory auditors and independent accountants of Insignia, to hold office until the conclusion of the Company's next annual general meeting at which accounts are laid before the Company, and to authorize the Board of Directors of the Company to determine their remuneration.

        3.    To re-elect as a director Nicholas, Viscount Bearsted.

        4.    To re-elect as a director David G. Frodsham.

        5.    To amend the Company's U.K. Employee Share Option Scheme 1996 to increase the number of ordinary shares available for issuance under the plan by 1,500,000 to a total of 7,572,071 shares. This plan shares the same shares reserved for issuance in the stock option pool as the Company's 1995 Incentive Stock Option Plan for U.S. Employees, which is the Company's stock option plan for employees in America. The two plans will need to be separately amended to increase the combined option pool by a total of 1,500,000 ordinary shares.

        6.    To amend the Company's 1995 Incentive Stock Option Plan for U.S. Employees to increase the number of ordinary shares available for issuance under the plan by 1,500,000 to a total of 7,572,071 shares. This plan shares the same shares reserved for issuance in the stock option pool as the Company's U.K. Employee Share Option Scheme 1996, which is the Company's stock option plan for employees in England. The two plans will need to be separately amended to increase the combined option pool by a total of 1,500,000 ordinary shares.

        7.    To transact any other ordinary business of Insignia.

                      BY ORDER OF THE BOARD

                      Richard M. Noling
                      Chief Executive Officer

Dated April 22, 2002

Registered Office:
Insignia House
The Mercury Centre
Wycombe Lane, Wooburn Green
High Wycombe
Buckinghamshire, HP10 0HH

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

        THE PROXY SHOULD BE RETURNED TO THE OFFICES OF INSIGNIA AT INSIGNIA HOUSE, THE MERCURY CENTRE, WYCOMBE LANE, WOOBURN GREEN, HIGH WYCOMBE, BUCKINGHAMSHIRE, HP10 0HH, UNITED KINGDOM, NOT LATER THAN 10:00 a.m. ON MONDAY, JUNE 3, 2002, BEING 48 HOURS PRIOR TO THE TIME FIXED FOR THE ANNUAL GENERAL MEETING.

NOTES

1.
A member entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and, on a poll, vote in his stead. A proxy need not be a shareholder of Insignia. Completion and return of a form of proxy will not prevent a member from attending and voting at the meeting.

2.
There are available for inspection at the registered office of Insignia during usual business hours on any weekday (Saturdays and public holidays excepted), and, at the place of the Annual General Meeting, from at least fifteen minutes prior to and until the conclusion of the Annual General Meeting:

(a)
copies of the directors' service agreements with Insignia or any of its subsidiaries other than those agreements expiring or determinable by the employing company without payment of compensation within one year; and

(b)
the Register of Directors' Interests.

INSIGNIA SOLUTIONS PLC
Insignia House
The Mercury Centre
Wycombe Lane, Wooburn Green
High Wycombe
Buckinghamshire, HP10 0HH

United Kingdom

PROXY STATEMENT

April 22, 2002

        This Proxy Statement is for holders of ordinary shares of 20p each and holders of American depositary shares ("ADSs") evidenced by American depositary receipts of Insignia Solutions plc ("Insignia"), a company organized under the laws of England and Wales. This proxy statement is furnished by the Board of Directors of Insignia (the "Board") in connection with the solicitation of specific voting instructions from holders of ADSs and proxies from holders of ordinary shares for voting at the Annual General Meeting of Insignia to be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Wednesday, June 5, 2002 at 10:00 a.m., local time. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the person or persons appointed as proxy will vote or abstain from voting, at their discretion.

        At April 15, 2002, Insignia had 19,961,727 ordinary shares outstanding and entitled to vote, of which approximately 95.6% were held in the form of ADSs. Each ADS represents one ordinary share. A minimum of two persons holding together not less than one-third of the ordinary shares in issue will constitute a quorum for the transaction of business at the meeting. This proxy statement and the accompanying form of Proxy were first mailed to shareholders on or about April 22, 2002. Attached, beginning at page F-1 of this proxy statement, is Insignia's U.K. Statutory Directors' Report and Accounts for the year ended December 31, 2001 prepared in compliance with the U.K. Companies Act 1985 (the "Act"). In addition, the 2001 Annual Report and Form 10-K is enclosed with this proxy statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        Holders of ordinary shares entitled to attend and vote at the meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy need not be a shareholder of Insignia. Voting will be by a poll on all the resolutions to be considered. Holders of Insignia's ordinary shares are entitled to one vote for each ordinary share held. Shares may not be voted cumulatively.

        Proposals 2 through 6 in the notice are ordinary resolutions. An ordinary resolution requires the affirmative vote of a majority of the votes cast at the meeting. Insignia will tabulate all votes and will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will not be counted in determining the votes. A form of proxy is enclosed which, to be effective, must be signed, dated and deposited at the Registered Office of Insignia (Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH) not less than 48 hours before the time of the meeting, together with the power of attorney or other authority (if any) under which it is signed. Holders of ADSs should complete and return the voting instruction form provided to them in accordance with the instructions contained therein, so that it is received on or before Tuesday, May 28, 2002. The close of business on April 15, 2002 has been fixed as the record date for the determination of the holders of ADSs entitled to provide voting instructions to The Bank of New York, as depositary.

        Insignia will pay the expenses of soliciting proxies and voting instructions. Following the original mailing of the proxies and other soliciting materials, Insignia and/or its agents may also solicit proxies and voting instructions by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Insignia will request that brokers, custodians, nominees, The Bank of New York, as depositary, and other record holders of Insignia's ordinary shares or ADSs forward copies of the proxies and other soliciting materials to persons for whom they hold ordinary shares or ADSs and request authority for the exercise of proxies and/or voting instructions. In such cases, Insignia, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it any time prior to one hour before the commencement of the meeting by written instrument delivered to Insignia stating that the proxy is revoked, by attendance at the meeting and voting in person or by duly filing a replacement proxy. Please note, however, that if a person's shares are held of record by a broker, bank or other nominee and that person wishes to vote at the meeting, the person concerned should ensure that the broker, bank or other nominee duly appoints such person as its proxy in order that he or she may do so.

PROPOSAL 1: RECEIPT OF U.K. STATUTORY DIRECTORS' REPORT AND ACCOUNTS

        At the meeting, shareholders will receive the U.K. statutory accounts of Insignia in respect of the financial year ended December 31, 2001, together with Directors' and Auditors' reports relating to those accounts. It is a U.K. legal requirement that the accounts and the reports are laid before the shareholders of Insignia in general meeting, following which they will be approved by and signed on behalf of the Board of Directors and delivered to Companies House in the U.K. on or before July 31, 2002. Shareholders are not being asked to vote on this proposal. The U.K. statutory Directors' Report and Accounts are attached hereto beginning on page F-1.

PROPOSAL 2: RE-APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        Insignia has selected PricewaterhouseCoopers as its U.K. statutory auditors and independent accountants to perform the audit of Insignia's financial statements for 2002. The shareholders are being asked to reappoint PricewaterhouseCoopers to hold office until the conclusion of the Company's next annual general meeting at which accounts are laid before the Company and to authorize the Board of Directors of the Company to determine their remuneration. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

        If Proposal 2 is passed by a majority of the shareholder votes cast at the meeting, the following ordinary resolution will be approved: "THAT PricewaterhouseCoopers be reappointed as U.K. statutory auditors of Insignia to hold office until the conclusion of the next general meeting at which accounts are laid before the company and THAT the directors be authorized to fix their remuneration."

AUDIT COMMITTEE REPORT

        The audit committee of the Company's Board of Directors (the "Audit Committee") consists of three (3) non-employee directors, Nicholas, Viscount Bearsted, Vincent S. Pino and David Frodsham, each of whom has been determined to be independent as defined by 4200(a)(14) of the National Association of Securities Dealers' NASDAQ Marketplace Rules.1

1)
Rule 4200(a)(14) of the National Association of Securities Dealers' NASDAQ Marketplace Rules defines an "independent director" as follows: "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The following persons shall not be considered independent: (A) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years; (B) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (C) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home; (D) a director who is a partner in, or a controlling shareholder or an executive officer of, any for- profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; (E) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

        The Audit Committee operates under a written charter adopted by the Board. A copy of this charter was included as a part of the Company's Proxy Statement for the 2001 Annual General Meeting, which may be accessed via the internet from the website for the Securities and Exchange Commission, www.sec.gov. Among its other functions, the Audit Committee recommends to the Board, subject to shareholder ratification, the selection of the Company's independent accountants.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and over see these processes.

        In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

        The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence. The Audit Committee concluded after due consideration that the non-audit services provided by the independent accountants were compatible with maintaining independence.

        Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit committee, the Audit Committee recommends that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

        Submitted by the Audit Committee of the Company's Board of Directors:

Nicholas, Viscount Bearsted, Vincent S. Pino, and David Frodsham.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

        For the fiscal year ended December 31, 2001, PricewaterhouseCoopers, our independent auditor and principal accountant, billed the approximate fees set forth below.

Audit Fees:	$234,000
Financial Information Systems Design and Implementation Fees:	$0
All Other Fees:	$134,000

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSALS 3 AND 4: RE-ELECTION OF DIRECTORS

        At the meeting, shareholders will consider the re-election of Nicholas, Viscount Bearsted and David G. Frodsham, both of whom retire by rotation.

        Insignia's Articles of Association stipulate that the minimum number of directors is two, but do not set any maximum number. Directors may be elected by the shareholders, or appointed by the Board, and remain in office until they resign or are removed by the shareholders. In addition, at each Annual General Meeting the third of the directors who have been in office longest since their last election, as well as any directors appointed by the Board during the preceding year, are required to resign and are then considered for re-election, assuming they wish to stand for re-election. Of the current directors, Richard M. Noling and Vincent S. Pino will be considered for re-election in 2003, assuming no additional directors are appointed by the Board during the year. In the election of directors, each shareholder is entitled on a poll to one vote for each ordinary share held. Shares may not be voted cumulatively.

Directors/Nominees

        The names of the nominees and the other directors of Insignia, and other information about them as of February 22, 2002, are set forth below:

Name of Nominee or Director	Age	Principal Occupation	Director Since
Nominees
Nicholas, Viscount Bearsted(2)	52	Chairman of the Board of Insignia	1988
David G. Frodsham(2)	45	Chief Executive Officer of Argo Interactive Group	1999
Directors
John C. Fogelin(1)	36	Vice President and General Manager, Wind River Embedded Technologies Business Unit, Chief Technical Officer	2001
Richard M. Noling	53	Chief Executive Officer of Insignia	1997
Vincent S. Pino(1)(2)	53	Retired President of Alliance Imaging	1998

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

        Nicholas, Viscount Bearsted has served as Chairman of the Board of Directors of the Company since March 1997 and as a director of the Company since January 1988. He also served as Chairman of the Board from January 1988 to March 1995, and he was the Company's Chief Executive Officer from September 1988 until September 1993. From May 1999 to July 2000 he also served as Chief Executive Officer of Airpad Ltd., a company based in the United Kingdom that developed and manufactured peripheral products for the games console and personal computer market. From January 1996 to May 1996, he served as Chief Executive Officer and a director, and from April 1994 to January 1996, as Deputy Chief Executive Officer and a director, of Hulton Deutsch Collection Ltd., a photographic content provider. He founded Alliance Imaging Inc. in 1984 and served as a senior executive until 1987 and as a director until 1988. Since 1980, he has been a corporate and computer consultant. He received a Bachelors degree in chemistry from Oxford University in 1972. He also serves as a Director of Mayborn Group plc.

        David G. Frodsham was appointed a director of the Company in August 1999. He currently serves as Chief Executive Officer of Argo Interactive Group plc, a British software company specializing in device intelligence from the wireless internet. Previously he was Chief Operating Officer with Phoenix Technologies Ltd from 1998 through 1999. At Phoenix, he was the General Manager Europe from 1994 to 1996, Vice President and General Manager, PC Division during 1997, and Senior Vice President Products Division from 1997 to 1998. Prior to that he founded and was CEO for Distributed Information Processing Research Ltd., involving software design for the handheld/palmtop market. Before that he was International Business Manager with Psion PLC, and also held technical and marketing positions with SEL and Zeneca. He received a B. Sc. from Kings College, London and an MBA from INSEAD in France.

        John C. Fogelin was appointed a director of the Company in January, 2001. He currently serves as Vice President and General Manager of Wind River Embedded Technologies Business Unit, Chief Technical Officer. Mr. Fogelin oversees all aspects of research and development for the Wind River Tornado tools and VXWorks operating system. He served in various other positions at Wind River Systems, Inc. since 1987. Prior to Wind River Systems, Mr. Fogelin designed hardware for embedded applications used in devices ranging from biomedical equipment to arcade games.

        Richard M. Noling was named Chief Executive Officer in July 2001. Mr. Noling was named President and Chief Executive Officer and a director of the Company in March 1997. He also served as Chief Financial Officer, Senior Vice President of Finance and Operations and Company Secretary between April 19, 1996 and October 1, 1997 and Chief Operations Officer between February and March 1997. From August 1995 to February 1996, Mr. Noling was Vice President and Chief Financial Officer at Fast Multimedia, Inc., a German-based computer software and hardware developer. From November 1994 to August 1995, he was Chief Financial Officer for DocuMagix Inc., a personal paper management software company. From June 1991 to October 1994, Mr. Noling served as Senior Vice President and Chief Financial Officer for Gupta Corporation. He received a Bachelor of Arts degree in aerospace and mechanical engineering science from the University of California (San Diego) in 1970. He received an M.A. degree in theology from the Fuller Theological Seminary in 1972, and an M.S. degree in business administration in 1979 from the University of California (Irvine).

        Vincent S. Pino was appointed a director of the Company in October 1998. He served as President of Alliance Imaging, Inc. since February 1998. Alliance Imaging is a provider of diagnostic imaging and therapeutic services. Mr. Pino began his association with Alliance in 1988 as Chief Financial Officer. From 1991 through 1993 Mr. Pino held the position of Executive Vice President and Chief Financial Officer. From 1986 to 1988, Mr. Pino was President of Pacific Capital, where he provided financial consulting services to corporations and publicly registered real estate limited partnerships. Prior to joining Pacific Capital, Mr. Pino held executive staff positions with Petrolane Incorporated, a diversified services company. Mr. Pino received an MBA and a B.S. degree in finance from the University of Southern California in 1972 and 1970, respectively.

Board Meetings and Committees

        The Board met six (6) times, including telephone conference meetings, during 2001. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

        Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

        Nicholas, Viscount Bearsted, Mr. Frodsham and Mr. Pino are the current members of the Audit Committee, which met four (4) times during 2001. The Audit Committee meets with Insignia's independent accountants to review the adequacy of Insignia's internal control systems and financial reporting procedures; reviews the general scope of Insignia's annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by Insignia's auditors, reviews the fairness of any proposed transaction between any officer, director or other affiliate of Insignia and Insignia, and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which Insignia's shares may be listed.

        Mr. Pino and Mr. Fogelin are the current members of the Compensation Committee, which met once during 2001. The Compensation Committee recommends compensation for officers and employees of Insignia, grants options under Insignia's employee option plans (other than grants to non-officers of options pursuant to guidelines established by the Board, which may be made by Nicholas, Viscount Bearsted, Insignia's Chairman, and Richard M. Noling, Insignia's Chief Executive Officer) and reviews and recommends adoption of and amendments to share option and employee benefit plans.

Director Compensation

        Insignia pays each outside director $1,000 for every regular meeting attended, $2,500 per quarter of service on the Board, $500 per quarter for service on each committee, plus $500 for each committee meeting attended, and reimburses outside directors for reasonable expenses in attending meetings of the Board. The Chairman of the Board receives an additional $1,500 per quarter. Effective October 1, 2001 the aforementioned quarterly payments were reduced by 10%, which reduction shall last for an unspecified time and is due to economic conditions. In addition, each new outside director is granted an option to purchase 15,000 shares and each outside director is granted an option to purchase 5,000 shares annually for so long as he serves as an outside director.

        With effect from April 1, 1997, Nicholas, Viscount Bearsted, Chairman of Insignia, entered into a Consulting Agreement with Insignia whereby he acts as consultant to Insignia providing advice and assistance as the Board may from time to time request. Under the agreement, Nicholas, Viscount Bearsted shall be available to perform such services as requested during the year and shall received a fee of $1,000 for each day services are provided, plus reimbursement of reasonable expenses. During 2001, he was not requested to provide such services to the Board. The agreement is terminable by either party upon six month's advance written notice and by Insignia for cause at any time. In the event of any business combination resulting in a change of control of Insignia or in the event of disposal of a majority of the assets of Insignia, and termination or constructive termination of his consultancy, Nicholas, Viscount Bearsted will be entitled to receive an additional twenty-six weeks' consultancy fees.

        For information concerning the compensation of Mr. Noling, see "Executive Compensation."

THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 3 AND 4

PROPOSALS 5 AND 6: AMENDMENT OF THE U.K. EMPLOYEE SHARE OPTION SCHEME 1996 AND 1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES

        Shareholders are being asked to approve amendments to the 1995 Stock Option Plan for U.S. Employees (the "1995 Plan") and the U.K. Employee Share Option Scheme 1996 (the "1996 Scheme") to increase the number of ordinary shares reserved for issuance thereunder by 1,500,000 shares, from 6,072,071 shares to 7,572,071 shares. The 1995 Plan is the Company's stock option plan for employees in the United States and the 1996 Scheme is the Company's stock option plan for employees in England. The 1996 Scheme is a subplan of the 1995 Plan, created as a result of the differences in law between the two jurisdictions. Shares in the stock option pool cover both the 1995 Plan and the 1996 Scheme. Thus, although shareholders of the Company are asked to approve amendments to two separate plans, if both amendments are passed, there will only be a single increase of 1,500,000 ordinary shares to the collective stock option pool.

        The Board believes that the increase in the number of shares reserved for issuance under these option plans is in the best interests of Insignia because of the continuing need to provide share options to attract and retain quality employees and remain competitive in the industry. The Board believes that the granting of share options plays an important role in Insignia's efforts to attract and retain employees of outstanding ability. The Board believes that the additional reserve of shares with respect to which options may be granted will provide Insignia with adequate flexibility to ensure that Insignia can continue to aim for those goals and facilitate Insignia's expansion of its employee base.

        Insignia initially reserved an aggregate of 3,372,071 ordinary shares for issuance under all of Insignia's employee share option plans. An increase in the number of shares reserved for issuance under the share option plans to 3,922,071 was adopted by the Board in April 1997 and approved by the shareholders in May 1997, an increase in the number of shares reserved for issuance under the share option plans to 4,672,071 was adopted by the Board in April 1999 and approved by the shareholders in May 1999, an increase in the number of shares reserved for issuance under the share option plans to 5,072,071 was adopted by the Board in April 2000 and approved by the shareholders in July 2000, and an increase in the number of shares reserved for issuance under the share option plans to 6,072,071 was adopted by the Board in February 2001 and approved by the shareholders in May 2001. Any shares that would have been issuable upon exercise of options granted pursuant to any of Insignia's employee share option plans that expire or become unexercisable for any reason without having been exercised in full will become available for grant under the 1995 Plan or the 1996 Scheme (collectively, the "Option Plans"). As of December 31, 2001, approximately 97 persons were eligible to receive options under the Option Plans. At that date, under the Option Plans, 1,640,905 shares had been issued upon exercise of options, 3,891,700 shares were subject to outstanding options and 539,466 shares were available for future option grants, after taking into account any shares issuable upon exercise of options under any of Insignia's employee share option plans that have expired or become unexercisable without having been exercised in full and that have become available for future option grants under the Option Plans. The closing price of Insignia's ADSs on the Nasdaq National Market on March 28, 2002 was $2.21 per share.

        As of March 31, 2002, 5,673,109 shares have been drawn from the stock option pool from the 1995 Plan and 1996 Scheme. If Proposal 5 is passed, by a majority vote of the shareholder votes cast at the meeting, the 1996 Scheme will be amended so that the reference to "will exceed 6,072,071 Ordinary Shares" in Rule 4.2 of the 1996 Scheme will be substituted by a reference to "will exceed 7,572,071 Ordinary Shares." If Proposal 6 is passed, by a majority vote of the shareholder votes cast at the meeting, the 1995 Plan will be amended so that the reference to "shall be six million seventy-two thousand and seventy-one (6,072,071) Shares" in Section 2.1 will be substituted by a reference to "shall be seven million five hundred seventy-two thousand and seventy-one (7,572,071) Shares."

        The Board approved the proposed amendment in January 2002, to be effective upon shareholder approval. Below is a summary of the principal provisions of the Option Plans, assuming shareholder approval of the amendment. The summary is not necessarily complete, and reference is made to the full text of the Option Plans.

U.K. EMPLOYEE SHARE OPTION SCHEME 1996

1996 Scheme History

        The 1996 Scheme was adopted by the Board in March 1996 and approved by the shareholders in April 1996. The purpose of the 1996 Scheme is to attract, retain and provide equity incentives to selected persons to promote the financial success of Insignia through awards of share options.

        The number of shares allocated under both the 1995 Plan and the 1996 Scheme to the Company's Chief Executive Officer, the Company's next four most highly compensated officers and other executive officers and employees is summarized below:

PLAN BENEFITS
1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES
(NOVEMBER 1995-MARCH 15, 2002)
U.K. EMPLOYEE SHARE OPTION SCHEME 1996
(APRIL 1996-MARCH 15, 2002)

Name and Position	No. of Units
Richard M. Noling, Chief Executive Officer	679,000
George Buchan, Senior Vice President of Engineering and UK General Manager	319,000
Mark McMillan, President and Chief Operating Officer	509,500
Albert J. Wood, Chief Financial Officer	205,000
Ronald C. Workman, Former Senior Vice President of Marketing	201,000
Executive Group	2,349,500
Non-Executive Director Group	346,500
Non-Executive Officer Employee Group/All Other Current and Former Employees	2,977,109

Shares Subject to the 1996 Scheme

        If any option granted pursuant to the 1996 Scheme expires or is surrendered for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant under the 1996 Scheme or the 1995 Plan. In addition, any shares issuable upon exercise of options granted pursuant to previous Insignia employee options plans or the 1995 Plan that expire or become unexercisable for any reason without having been exercised in full also will become available for grant under the 1996 Scheme.

Eligibility

        Options may be granted under the 1996 Scheme to employees, including officers and directors who are also employees, of Insignia, or any parent or subsidiary of Insignia. Insignia generally grants options under the 1996 Scheme to employees who are resident or are ordinarily resident outside of the United States and who ordinarily perform all or part of the duties of their employment outside of the United States. As of December 31, 2001, approximately 62 persons were eligible to receive options under the 1996 Scheme, 49,392 shares had been issued upon exercise of options and options to purchase 673,455 shares were outstanding under the 1996 Scheme.

Administration

        The 1996 Scheme is administered by the Compensation Committee the members of which are appointed by the Board. The Compensation Committee currently consists of John C. Fogelin and Vincent S. Pino, both of whom are "non-employee directors" as that term is defined in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" as that term is defined pursuant to Section 162(m) of the Internal Revenue Code (the "Code").

        Subject to the terms of the 1996 Scheme, the Compensation Committee determines the persons who are to receive options, the number of shares subject to each such option and the terms and conditions of each such option. The Compensation Committee has the authority to construe and interpret any of the provisions of the 1996 Scheme or any options granted thereunder. Nicholas, Viscount Bearsted, Insignia's Chairman, and Richard M. Noling, Insignia's Chief Executive Officer, constitute a committee that is authorized to make grants of options to non-officer employees pursuant to guidelines established by the Board.

Share Options

        Options granted under the 1996 Scheme have a maximum term of ten years after the date of grant. The exercise price of an option granted under the 1996 Scheme may not be less than the higher of the market value (as defined in the 1996 Scheme) of an ordinary share on the trading day immediately preceding the date of grant and its nominal value. The exercise price of options granted under the 1996 Scheme may be paid: (1) in cash (by check); or where permitted by law and approved by the Committee; (2) by waiver of compensation due to or accrued by the optionee for services rendered; (3) by a "same-day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer"); (4) by a "margin" commitment from the optionee and an NASD Dealer; or (5) by any combination of the foregoing; or (5) by any combination of the foregoing.

Mergers, Consolidations, Change of Control

        In the event of a change of control of Insignia or the sale of substantially all the assets of Insignia, the successor corporation may assume or substitute equivalent options in exchange for those granted under the 1996 Scheme or provide substantially similar consideration to optionees under the 1996 Scheme as is offered to shareholders of Insignia. In the event that the successor corporation, if any, does not assume or substitute the options or offer substantially similar consideration, the options will expire on such transaction at the time and upon the conditions as specified in the 1996 Scheme or as the Compensation Committee determines.

Amendment of the 1996 Scheme

        The Board may at any time terminate or amend the 1996 Scheme, including amendment of any form of option or instrument to be executed pursuant to the 1996 Scheme. However, the Board may not amend the 1996 Scheme in any manner that requires shareholder approval pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder without such approval.

Term of the 1996 Scheme

        The 1996 Scheme will terminate in April 2006, ten years from the date the 1996 Scheme was adopted by Insignia in general meeting. Such termination will not affect the options outstanding at that time.

United Kingdom Income Tax Information

        The following is a general summary as of the date of this proxy statement of the United Kingdom income tax consequences for employees participating in the 1996 Scheme who are resident or are ordinarily resident in the United Kingdom and who ordinarily perform all or part of the duties of their employment in the United Kingdom. Because the tax laws may change and because income tax consequences may vary depending upon the particular circumstances of each participant, each participant should consult his or her own tax advisor regarding the income tax consequences of participation in the 1996 scheme. The following discussion does not purport to describe income tax consequences or tax consequences for participants in countries other than the United Kingdom.

        A participant in the 1996 Scheme will be liable to be assessed to income tax on the difference between the exercise price of the shares subject to such participant's option and the market value of the shares at the date of exercise of the option. If the option is granted on or after November 27, 1996 the income tax due will be collected under the "pay as you earn system."

        If a participant exercises an option granted after April 5, 1999, the participant will be required to pay employee national insurance contributions on all or part of the gain received at the time of exercise if the participant's earnings have not reached the maximum employee national insurance contributions' threshold.

        Capital gains tax may be payable on the eventual disposal of the shares which the optionee acquires upon exercise of an option. The liability to capital gains tax will usually be based on the difference between the market value of the shares at the date of exercise of the option and the price at which the shares are sold. However, if the shares are given away or sold for less than their market value to a "connected person" being a spouse or a relative of the seller or the seller's spouse or the spouse of any such relative then, for the purposes of assessing the capital gains tax liability, the seller will be deemed to have disposed of the shares at their market value on the date of disposal.

ERISA

        The 1996 Scheme is not subject to any of the provisions of ERISA.

New Plan Benefits

        The amounts of future option grants under the 1996 Scheme are not determinable because, under the terms of the 1996 Scheme, such grants are made in the discretion of the Compensation Committee. Future option exercise prices are not determinable because they are based upon the fair market value of Insignia's ADSs on the date of grant.

1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES

1995 Plan History

        The 1995 Plan was adopted by the Board in February 1995 and approved by the shareholders in March 1995. The purpose of the 1995 Plan is to attract, retain and provide equity incentives to selected persons to promote the financial success of Insignia through awards of share options. From is inception in November 1995 to December 31, 2001 options to purchase an aggregate of 5,776,400 shares were granted under the 1995 Plan

        The number of shares allocated under both the 1995 Plan and the 1996 Scheme to the Company Chief Executive Officer, the Company's next four most highly compensated officers and other executives and employees is summarized below:

PLAN BENEFITS
1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES
(NOVEMBER 1995-MARCH 15, 2002)
U.K. EMPLOYEE SHARE OPTION SCHEME 1996
(APRIL 1996-MARCH 15, 2002)

Name and Position	No. of Units
Richard M. Noling, Chief Executive Officer	679,000
George Buchan, Senior Vice President of Engineering and UK General Manager	319,000
Mark McMillan, President and Chief Operating Officer	509,500
Albert J. Wood, Chief Financial Officer	205,000
Ronald C. Workman, Former Senior Vice President of Marketing	201,000
Executive Group	2,349,500
Non-Executive Director Group	346,500
Non-Executive Officer Employee Group/All Other Current and Former Employees	2,977,109

Shares Subject to the 1995 Plan

        If any option granted pursuant to the 1995 Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant under the 1995 Plan or the 1996 Scheme. In addition, any shares issuable upon exercise of options granted pursuant to previous Insignia employee option plans or the 1996 Scheme that expire or become unexercisable for any reason without having been exercised in full also will become available for grant under the 1995 Plan.

Eligibility

        Options may be granted under the 1995 Plan to employees, officers, directors, consultants and advisors of Insignia, or any parent, subsidiary or affiliate of Insignia. The aggregate maximum number of shares that may be issued to any one optionee under the 1995 Plan in any one year is 500,000 shares. As of December 31, 2001, approximately 97 persons were eligible to receive options under the 1995 Plan, 313,523 shares had been issued upon exercise of options and 2,955,577 shares were subject to outstanding options.

Administration

        The 1995 Plan is administered by the Compensation Committee. Subject to the terms of the 1995 Plan, the Compensation Committee determines the persons who are to receive options, the number of shares subject to each such option and the terms and conditions of each such option. The Compensation Committee has the authority to construe and interpret any of the provisions of the 1995 Plan or any options granted thereunder. Nicholas, Viscount Bearsted, Insignia's Chairman and Mr. Noling, Insignia's Chief Executive Officer, constitute a committee that is authorized to make grants of options to non-officer employees pursuant to guidelines established by the Board.

Share Options

        Options granted under the 1995 Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code or nonqualified stock options ("NQSOs"). Only employees of Insignia, or of a parent or subsidiary of Insignia, may be granted ISOs. Options under the 1995 Plan have a maximum term of 10 years after the date of grant, except that the term of an option granted to a person holding more than 10% of the total combined voting power of all classes of stock of Insignia, or any parent or subsidiary of Insignia, is limited to five years.

        The exercise price of an option granted under the 1995 Plan may not be less than the fair market value (as defined in the 1995 Plan) of an ordinary share on the date of grant, except that the exercise price of an ISO granted to a person holding more than 10% of the total combined voting power of all classes of stock of Insignia, or any parent or subsidiary of Insignia, must be not less than 110% of such fair market value.

        The exercise price of options granted under the 1995 Plan, plus any applicable income tax withholding, may be paid: (1) in cash (by check); or where permitted by law and approved by the Committee, in its sole discretion, at the time of grant; (2) by waiver of compensation due to or accrued by the optionee for services rendered; (3) by a "same-day sale" commitment from the optionee and an NASD Dealer; (4) by a "margin" commitment from the optionee and an NASD Dealer; or (5) by any combination of the foregoing.

Mergers, Consolidations, Change of Control

        In the event of a merger, consolidation, dissolution or liquidation of Insignia, the sale of substantially all the assets of Insignia or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent options in exchange for those granted under the 1995 Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to optionees under the 1995 Plan. In the event that the successor corporation, if any, does not assume or substitute the options, the options will expire on such transaction at the time and upon the conditions as the Committee determines.

Amendment of the 1995 Plan

        The Board may at any time terminate or amend the 1995 Plan, including amendment of any form of option agreement, exercise agreement or instrument to be executed pursuant to the 1995 Plan. However, the Board may not amend the 1995 Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder, the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder without such approval.

Term of the 1995 Plan

        The 1995 Plan will terminate in February 2005, ten years from the date the 1995 Plan was adopted by the Board.

United States Federal Income Tax Information

        The following is a general summary as of the date of this proxy statement of the federal income tax consequences to Insignia and optionees associated with options granted under the 1995 Plan. The federal tax laws may change and the federal, state and local tax consequences for any optionee will depend upon his or her individual circumstances. Each optionee is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 1995 Plan.

        Incentive Stock Options.    The optionee will not recognize income upon grant of an ISO and will not incur tax on its exercise (unless the optionee is subject to the alternative minimum tax described below). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for one year after the date the option was exercised and for two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

        If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), then the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

        Alternative Minimum Tax.    The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax (the "AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000 ($87,500 for married taxpayers filing separately)). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($49,000 in the case of a joint return, $35,750 for unmarried individual returns and $24,500 in the case of married taxpayers filing separately, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

        Nonqualified Stock Options.    An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee's exercise price. The included amount will be treated as ordinary income by the optionee and may be subject to income tax and FICA withholding by Insignia (either by payment in cash or withholding out of the optionee's salary). Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

        Tax Treatment of Insignia.    Insignia will be entitled to a deduction in connection with the exercise of an NQSO by a domestic employee or director to the extent that the optionee recognizes ordinary income. Insignia will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA

        The 1995 Plan is not subject to any of the provisions of ERISA.

New Plan Benefits

        The amounts of future option grants under the 1995 Plan are not determinable because, under the terms of the 1995 Plan, such grants are made in the discretion of the Compensation Committee. Future option exercise prices are not determinable because they are based upon the fair market value of Insignia's ADSs on the date of grant.

THE BOARD RECOMMENDS A VOTE FOR RESOLUTIONS 5 AND 6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of February 25, 2002, with respect to the beneficial ownership of the Company's Ordinary Shares by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Ordinary Shares, (ii) each director, (iii) each Named Officer, and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Castle Creek Technology Partners LLC(2)	1,974,585	9.8%
RIT Capital Partners plc(3)	1,932,788	9.9%
Nicholas, Viscount Bearsted(4)	845,988	4.3%
Richard M. Noling(5)	545,506	2.7%
Vincent S. Pino(6)	491,610	2.5%
Mark E. McMillan(7)	242,167	1.2%
George Buchan(8)	236,845	1.2%
Ronald C. Workman(9)	76,648	*
Albert J. Wood(10)	57,356	*
David G. Frodsham(11)	56,750	*
Albert E. Sisto(12)	48,542	*
John C. Fogelin(13)	20,500	*
Stephen M. Ambler(14)	0	*
Paul O. Livesay(15)	0	*
All directors and executive officers as a group (12 persons)(16)	2,621,912	12.4%

*
Less than 1%

(1)
Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options that are currently exercisable or exercisable within 60 days of February 25, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The address of Castle Creek Technology Partners LLC is 111 West Jackson Boulevard, Suite 2020, Chicago, IL 60604.

(3)
The address of RIT Capital Partners plc is 27 St. James's Place, London SW1A 1NR, United Kingdom.

(4)
Includes 209,042 shares subject to options that were exercisable within 60 days of February 25, 2002. Nicholas, Viscount Bearsted is Chairman of the Board of the Company.

(5)
Includes 531,508 shares subject to options that were exercisable within 60 days of February 25, 2002. Mr. Noling is the Chief Executive Officer, and a director of the Company, and was, until July 2001, the President of the Company.

(6)
Represents shares and warrants held by Mr. Pino and his immediate family. Includes 26,751 shares subject to options that were exercisable within 60 days of February 25, 2002 and warrants entitling Mr. Pino or members of his family to purchase 132,157 shares within 60 days of February 25, 2002. Mr. Pino is a director of the Company.

(7)
Includes 240,167 shares subject to options that were exercisable within 60 days of February 25, 2002. Mr. McMillan is President of the Company.

(8)
Includes 216,583 shares subject to options that were exercisable within 60 days of February 25, 2002. Mr. Buchan is Senior Vice President of Engineering and UK General Manager of the Company.

(9)
Represents shares subject to options that were exercisable within 60 days of February 25, 2002. Until January 14, 2001 Mr. Workman was Senior Vice President of Marketing. On this date, Mr. Workman left the employment of the Company.

(10)
Includes 46,250 shares subject to options that were exercisable within 60 days of February 25, 2002. Mr. Wood is Chief Financial Officer, Company Secretary and a Senior Vice President.

(11)
Includes 26,750 shares subject to options that were exercisable within 60 days of February 25, 2002. Mr. Frodsham is a director of the Company.

(12)
Represents shares subject to options that were exercisable within 60 days of February 25, 2002. Until March 31, 2001, Mr. Sisto was a director of the Company.

(13)
Represents shares subject to options that were exercisable within 60 days of February 25, 2002. Mr. Fogelin is a director of the Company.

(14)
Represents shares subject to options that were exercisable within 60 days of February 25, 2002. Until March 15, 2001, Mr. Ambler was Chief Financial Officer, Company Secretary and a Senior Vice President of the Company. On this date, Mr. Ambler left the employment of the Company. However, for a period of six months following this date, Mr. Ambler was a part-time consultant to the Company.

(15)
Represents shares subject to options that were exercisable within 60 days of February 25, 2002. Until September 30, 2001, Mr. Livesay was the Senior Vice President of Corporate Development and Strategic Relations. On this date, Mr. Livesay left the employment of the Company.

(16)
Includes the shares indicated as included in footnotes (4) through (15).

EXECUTIVE COMPENSATION

        The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of 2001, 2000 and 1999 by the Company's Chief Executive Officer and each of the Company's four most highly compensated officers who were serving as executive officers at the end of 2001, as well as a former Chief Financial Officer and Senior Vice President of Corporate Development who left the Company during 2001 (the "Named Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to options granted and certain other compensation, whether paid or deferred.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Positions	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)(2)
Richard M. Noling Chief Executive Officer	2001 2000 1999	232,708 241,032 240,611	50,568 103,403 83,042	— — —		139,000 20,000 —	900 1,080 1,080
Stephen M. Ambler(3) Former Chief Financial Officer, Company Secretary and Senior Vice President	2001 2000 1999	113,333 178,008 179,382	16,400 64,480 57,512	— — —		— — 25,000	— — —
George Buchan Senior Vice President of Engineering and UK General Manager	2001 2000 1999	164,515 160,387 168,000	32,329 62,845 48,161	19,206 20,163 21,120	(4) (4) (4)	99,000 — 40,000	16,805 16,039 16,800
Mark E. McMillan(5) President	2001 2000 1999	217,708 179,032 26,481	20,092 80,121 19,166	— — —		134,500 175,000 150,000	1,080 1,080 —
Albert J. Wood(6) Chief Financial Officer, Company Secretary and Senior Vice President	2001	149,679	30,615	—		155,000	540
Ronald C. Workman(7) Senior Vice President of Marketing	2001 2000 1999	176,426 174,756 174,983	19,622 61,418 47,746	— — —		66,000 25,000 10,000	1,080 405 1,080
Paul Livesay(8) Senior Vice President of Corporate Development	2001	110,106	13,728	—		140,000	540

(1)
Bonuses paid to the executive officers are based on a target bonus set for each officer each quarter, adjusted by the Company's operating results over plan and the executive officer's performance against quarterly qualitative goals. All executive officer bonuses are at the discretion of the Compensation Committee of the Board.

(2)
Represents Company contributions to defined contribution employee benefit plans.

(3)
Mr. Ambler joined the Company in April 1994 as Director of Finance and Administration, Europe. He was appointed Chief Financial Officer, Company Secretary and Vice President in October 1997. He became a Senior Vice President in January 1999. Mr. Ambler has left the employment of the Company. His last day with the Company was March 15, 2001. However, for a period of six months following this date, Mr. Ambler was a part-time consultant to the Company.

(4)
Represents the payment of a Company car allowance.

(5)
Mr. McMillan joined the Company in November 1999 as Senior Vice President of Worldwide Sales and Marketing. He was appointed Executive Vice President of Worldwide Sales and Marketing in April 2000, and Chief Operating Officer in October 2000. Mr. McMillan was appointed President of the Company in July, 2001.

(6)
Mr. Wood joined the Company in March 2001.

(7)
Mr. Workman joined the Company in July 1998, as Senior Vice President of Marketing. His last day with the Company was January 14, 2002.

(8)
Mr. Livesay joined the Company in January 2001, as Senior Vice President of Corporate Development. His last day with the Company was September 30, 2001.

        The following table sets forth further information regarding individual grants of rights to purchase Ordinary Shares during 2001 to each of the Named Officers. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compounded share price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises depend upon the future performance of the Ordinary Shares and ADSs. There can be no assurance that the potential realizable values shown in this table will be achieved.

Option Grants in 2001

Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(1)
Percent of Total Options Granted to Employees in 2001
Name	Number of Securities Underlying Options Granted (#)			Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Richard M. Noling	100,000 39,000	(2) (4)	5% 2%	3.55 2.00	04/26/11 10/15/11	223,258 49,054	565,779 124,312
Mark E. McMillan	100,000 34,500	(2) (4)	5% 2%	3.35 2.00	07/02/11 10/15/11	210,680 43,394	533,904 109,968
Albert J. Wood	125,000 30,000	(3) (4)	7% 2%	2.906 2.00	03/29/11 10/15/11	228,446 37,734	578,927 95,625
George Buchan	70,000 29,000	(2) (4)	4% 2%	3.55 2.00	04/26/11 10/15/11	156,280 36,476	396,045 92,437
Ronald C. Workman	40,000 26,000	(2) (4)	2% 1%	3.55 2.00	04/26/11 10/15/11	89,303 32,703	226,311 82,875
Paul Livesay	140,000	(3)	8%	4.63	01/03/11	407,209	1,031,948

(1)
The 5% and 10% assumed annual compound rates of share price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of future Ordinary Share or ADS prices.

(2)
These incentive options were granted pursuant to the Company's 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable at the rate of 2.0833% of the shares for each full month that the optionee renders service to the Company. The option exercise price is equal to the fair market value of the Company's Ordinary Shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment. Upon termination or constructive termination following a change of control of the Company, 25% of options granted will be subject to accelerated vesting subject to a minimum 50% having vested.

(3)
These incentive options were granted pursuant to the Company's 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable as to 25% of the shares on the first anniversary of the date of grant and thereafter at the rate of 2.0833% of the shares for each full month that the optionee renders services to the Company. The option exercise price is equal to the fair market value of the Company's Ordinary Shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment. Upon termination or constructive termination following a change of control of the Company, 25% of options granted will be subject to accelerated vesting subject to a minimum 50% having vested.

(4)
These incentive options were granted pursuant to the Company's 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable at the rate of 8.3333% of the shares for each full month that the optionee renders service to the Company. The option exercise price is equal to the fair market value of the Company's Ordinary Shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment. Upon termination or constructive termination following a change of control of the Company, 25% of options granted will be subject to accelerated vesting subject to a minimum 50% having vested.

        The following table sets forth certain information concerning the exercise of options by each of the Named Officers during 2001, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable rights to acquire shares as of December 31, 2001. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding rights to acquire shares and $1.50 per share, which was the closing price of the ADSs as reported on the Nasdaq National Market on December 31, 2001.

Aggregated Option Exercises in 2001 and
Year-End Option Values

			Number of Securities Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard M. Noling	—	—	509,133	129,167	6,428	1,692
Stephen M. Ambler	4,384	3,571	—	—	—	—
George Buchan	—	—	197,750	96,250	20,588	3,460
Mark E. McMillan	—	—	180,750	278,750	—	—
Ronald C. Workman	—	—	74,564	85,939	24,019	8,255
Albert J. Wood	—	—	28,438	126,563	—	—

(1)
"Value Realized" represents the fair market value of the shares underlying the options on the date of exercise less the aggregate exercise price of the options.

(2)
For purposes of the table, all amounts in pounds sterling were converted to U.S. dollars using $1.47 per pound sterling, the exchange rate in effect as of December 31, 2001.

Employment Agreements

        Effective March 25, 1997, Mr. Noling entered into an employment agreement with the Company, which is terminable by either party upon six month's notice and by the Company for cause at any time. In connection with such agreement, Mr. Noling was granted options to purchase (i) 100,000 ordinary shares at an exercise price of $1.969, such options being 100% vested and immediately exercisable, (ii) 100,000 ordinary shares at an exercise price of $1.969, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant and (iii) 200,000 ordinary shares on the day of the 1997 Annual General Meeting, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant. The Annual General Meeting was held on May 29, 1997 and the options were granted at an exercise price of $2.375. 100,000 of these options are subject to accelerated vesting and exercisability should the Company meet certain earnings per share ("EPS") targets as follows: (a) 25,000 options are accelerated should the EPS exceed $0.07 for 2 consecutive quarters (b) 37,500 options are accelerated should the EPS exceed $0.14 for 2 consecutive quarters and (c) 37,500 options are accelerated should the EPS exceed $0.21 for 2 consecutive quarters, with a maximum of one early vesting event per quarter. These 100,000 options fully vest upon a takeover or merger of the Company.

        The employment agreement continued through its original term of May 31, 2001, and was automatically extended for an additional year through May 31, 2002. In the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and the termination or constructive termination of Mr. Noling's employment, Mr. Noling shall receive his then current full salary for a period of twelve months following such termination. In addition he shall be entitled to continued vesting and exercisability of his options for a period of twelve months after termination and shall be entitled to participate in the Company's employee benefits on the same basis as if he were an employee.

        With effect from April 1, 1997, Nicholas, Viscount Bearsted, Chairman of the Company, entered into a Consulting Agreement with the Company whereby he acts as consultant to the Company providing advice and assistance as the Board may from time to time request. Under the agreement, Nicholas, Viscount Bearsted shall be available to perform such services as requested during the year and shall receive a fee of $1,000 for each day services are provided, plus reimbursement of reasonable expenses. Prior to April 1, 1999, Nicholas, Viscount Bearsted was required to make himself available to perform such services for at least thirteen days per quarter and received a fee of $1,000 for each days service, subject to a minimum thirteen days per quarter, plus reimbursement of reasonable expenses. The agreement is terminable by either party upon six month's advance written notice and by the Company for cause at any time. In the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and termination or constructive termination of his consultancy, Nicholas, Viscount Bearsted will be entitled to receive an additional twenty-six week's consultancy fees.

        In January 1993, Mr. Buchan entered into an employment agreement with the Company, which may be terminated by either party upon six months' notice and by the Company for cause at any time. In the event of any business combination, change in control or disposal of a majority of the assets of the Company, Mr. Buchan's employment may be terminated with three months' notice, and upon such termination Mr. Buchan will be entitled to a payment equivalent to his current annual salary plus estimated bonus for the year following termination and all his outstanding share options will become exercisable.

        In the event of any business combination, change in control or disposal of a majority of the assets of the Company, all executive employees who are terminated within six months after such an event will be entitled to (i) a one year severance period; (ii) a certain estimated bonus paid in installments over the severance period; (iii) full benefits during the severance period; and (iv) continued stock option vesting over the severance period, with guaranteed vesting of no less than 50% of all stock options granted to such executive employee by the end of the severance period.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board (the "Committee") makes all decisions involving the compensation of executive officers of the Company. The Committee consists of the following non-employee directors: Vincent S. Pino and John Fogelin.

REPORT OF THE COMPENSATION COMMITTEE

        Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee.

General Compensation Policy

        The Compensation Committee acts on behalf of the Board to establish the general compensation policy of Insignia for all employees of Insignia. The Compensation Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and employees of Insignia at or about the beginning of each fiscal year. The Compensation Committee administers Insignia's incentive and equity plans, including the 1995 Stock Option Plan for U.S. Employees, the U.K. Employee Share Option Scheme 1996 and the 1995 Employee Share Purchase Plan.

        The Compensation Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation directly to corporate performance. Thus, Insignia's compensation policy, which applies to executive officers and other key employees of Insignia, relates a portion of each individual's total compensation to the company objectives and individual objectives set forth at the beginning of the year. Consistent with this policy, a designated portion of the compensation of the executive officers of Insignia is contingent on corporate performance and, in the case of executive officers, is also based on the individual officer's performance as measured against personal objectives. Long-term equity incentives for executive officers are effected through the granting of share options. Options generally have value for the executive only if the price of Insignia's shares increases above the fair market value on the grant date and the executive remains in Insignia's employ for the period required for the shares to vest.

        The base salaries, incentive compensation and option grants of the executive officers are determined in part by the Compensation Committee's informal review of data on prevailing compensation practices in technology companies with whom Insignia competes for executive talent and by its evaluation of such information in connection with Insignia's corporate goals. To this end, the Compensation Committee attempted to compare the compensation of Insignia's executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, Insignia's executive officers, including the CEO, are each eligible to receive a quarterly cash bonus and option grants.

        In preparing the performance graph for this proxy statement, Insignia used the S&P Computer Software and Services Index as its published line of business index. The compensation practices of most of the companies in such Index were not reviewed by Insignia when the Compensation Committee reviewed the compensation information described above because such companies were determined not to be competitive with Insignia for executive talent.

2001 Executive Compensation

        Base Compensation.    The information described above was presented to the Compensation Committee in January 2001. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective January 1, 2001 for each executive officer, including the CEO.

        Incentive Compensation.    Cash bonuses are awarded to the extent that an executive officer achieved predetermined individual objectives and Insignia met predetermined objectives set by the Board at the beginning of the year. The CEO's subjective judgment of executives' performance (other than his own) is taken into account in determining whether those objectives have been satisfied.

        Share Options.    Share options typically have been granted to executive officers when the executive first joins Insignia, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group, the Compensation Committee may, however, grant additional options to executives for other reasons. The number of shares subject to each option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In addition, in 2001, long-term incentives in the form of option grants were considered appropriate because options generally have value only if the price of Insignia's shares increases above the exercise price and the optionee remains in the employ of Insignia for the time required for the options to vest. The options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the ADSs on the date of grant. In 2001, the Compensation Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested, and determined that additional grants should be made in 2001.

        For 2002, the Compensation Committee will be considering whether to grant future options to executive officers based on the factors described above, with particular attention to Insignia-wide management objectives and the executive officers' success in obtaining specific individual financial and operational objectives established or to be established for 2002, to Insignia's expected results and to the number of options currently held by the executive officers that remain unvested.

        Company Performance and CEO Compensation.    For 2001, the Compensation Committee recommended no increase be made to Mr. Noling's base salary. After careful review of Insignia's performance as measured against its objectives and the criteria set forth above under the discussion of incentive compensation, the Compensation Committee recommended that bonuses in the aggregate amount of $80,000 be paid to Mr. Noling.

        Compliance with Section 162(m) of the Internal Revenue Code of 1986.    For 2002, Insignia intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The 1995 Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. Insignia does not expect cash compensation for 2002 to be in excess of $1,000,000 nor, therefore, affected by the requirements of Section 162(m).

                      COMPENSATION COMMITTEE

                      John Fogelin

                      Vincent S. Pino

COMPANY SHARE PRICE PERFORMANCE

        The share price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Insignia specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

        The graph below compares the cumulative total shareholder return on the ADSs of Insignia from December 31, 1996 to December 31, 2001 with the cumulative total return on the Nasdaq Stock Market (U.S. and U.S./Foreign), the S&P 500 and the S&P Computer Software and Services Index (assuming the investment of $100 in Insignia's ADSs on the date of Insignia's initial public offering and in each of the indexes on December 31, 1996, and reinvestment of all dividends).

Cumulative Total Return

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Insignia Solutions	100.00	51.49	47.77	110.46	113.45	35.83
S&P 500	100.00	133.36	171.47	207.56	188.66	166.24
S&P Computer Software/Services	100.00	139.30	252.41	466.78	220.55	221.96
Nasdaq U.S.	100.00	122.48	172.68	320.90	193.01	153.15
Nasdaq U.S. & Foreign	100.00	122.07	169.07	315.17	190.18	149.94

CERTAIN TRANSACTIONS

        On February 13, 2001, the Company entered into a promissory note with Richard M. Noling, Chief Executive Officer of the Company whereby Mr. Noling borrowed $150,000 from the U.S.-based subsidiary of the Company. The promissory note is due in three equal installments, on each annual anniversary from the date of the note. The note was amended on January 24, 2002 to extend the first and subsequent installments one year. The first installment is due on February 13, 2003. Interest accrues on the unpaid principal balance at a rate per annum equal to the prime lending rate of interest as listed in the Wall Street Journal plus 1%. Accrued interest is due and payable monthly in arrears on the last calendar day of each month, beginning March 31, 2001. In addition, on July 17, 2001, Mr. Noling received an interest free loan of $50,000. The $50,000 loan was repaid in full on September 30, 2001.

        The Company recognized revenue of $4,975,000, $310,000 and $0, respectively, from Phoenix Technologies Ltd. In 2001, 2000 and 1999. The CEO of Phoenix Technologies Ltd. was also a director of the Company from March 1997 until March 2001.

        In 2001, 2000 and 1999, the Company recognized revenue of $330,000, $2,350,000 and $0, respectively, from Wind River Systems, Inc. ("Wind River"). Wind River participated in a private placement of equity in the Company in February 2001 on the same terms as the other three investors in the private placement. Wind River paid the aggregate purchase price of $2,000,000 for 400,000 ordinary shares represented by ADRs and warrants to purchase 200,000 ordinary shares represented by ADRs. In addition, a Vice President of Wind River, John C. Fogelin, was appointed to the Company's Board of Directors in January 2001.

        Since January 1, 2001, there has not been, nor is there currently proposed, any transaction or series of transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000 and in which any executive officer, director or holder of more than 5% of the Company's ordinary shares had or will have a direct or indirect material interest other than (i) normal compensation arrangements, which are described in the section entitled "Executive Compensation" above, (ii) the transactions described under "Compensation Committee Interlocks and Insider Participation" in the section entitled "Executive Compensation" above, and (iii) the transactions described under "Employment Agreements" in the section entitled "Executive Compensation" above.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at Insignia's 2003 Annual General Meeting must be received by Insignia at its registered office no later than December 23, 2002 to be included in Insignia's Proxy Statement and form of proxy relating to the meeting. This is without prejudice to shareholders' rights under the Act to propose resolutions that may properly be considered at that meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Insignia's directors and officers, and persons who own more than 10% of Insignia's ordinary shares to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Insignia with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Insignia and written representations from the executive officers and directors, Insignia believes that all Section 16(a) filing requirements were met, except as follows: the Form 3 for Peter Baldwin, the Company's Executive Vice President of Operations, was filed in March 2002. The required filing date for such filing was February 4, 2002.

OTHER BUSINESS

        The Board does not intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

The proxy should be returned to the offices of Insignia at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH United Kingdom, not later than 10:00 a.m. on Monday, June 3, 2002, being 48 hours prior to the time fixed for the Annual General Meeting.

Insignia Solutions PLC And Its Subsidiaries
Registered Number: 1961960
Directors' Report And Financial Statements
For The Year Ended 31 December 2001

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

DIRECTORS' REPORT

For The Year Ended 31 December 2001

        The directors of Insignia Solutions PLC ("the Company") present herewith their report and the audited accounts of the Company and of the Group for the year ended 31 December 2001 in accordance with the format prescribed by the UK Companies Act.

Principal Activities

        The principal activities of the Company and Group are the development, marketing and support of software technologies that implement accelerated virtual machine technology for memory-constrained smart devices.

Review Of Business And Future Developments

        In January 1998, the Company announced its intention to launch a new product line called the Jeode platform, based on the Company's Embedded Virtual Machine ("EVM") technology. This followed a strategic review in late 1997 of the Company's business. The Company also explored new markets that would leverage the Company's 16 years of emulation software development experience. The Jeode platform is the Company's implementation of Sun Microsystems, Inc.'s ("Sun") Java technology tailored for smart devices. It leverages patent-pending intellectual property to provide these resource-constrained devices with high performance, fully-compatible Java applet and application support. The product became available for sale in March 1999. The Jeode platform was the principal product line of the Company in 2001. The Company expects that it will continue to rely upon sales of Jeode products, plus new products that may be introduced, for the Company's revenue in the foreseeable future. The Jeode product line revenue model is based on original equipment manufacturer's ("OEMs") and channel partners' customer transactions.

        During 2001, the Company began development of a range of products for the mobile handset and wireless carrier industry. These products build on our position as a Virtual Machine ("VM") supplier for manufacturers of mobile devices and allow wireless carriers to build valuable incremental services. These new products will be shipping during 2002.

        The Company's Jeode platform allows developers to create applications for smart devices (Personal Digital Assistants, Mobile Phones, Automobile Multimedia, Set Top Boxes as well as computer devices and other embedded devices) using Java technology. The Java environment was originally designed by Sun and first unveiled in 1995. Currently, Venture Development Corporation ("VDC") estimates that during 2001 over 24 million Java-enabled smart devices shipped. VDC estimates that during 2005 Java-enabled smart device shipments will increase to over 600 million units, with over 514 million of these smart devices being mobile phones.

        There is a growing demand in the smart device markets for Java technology because the Java language is simple, robust, object oriented, and multi-threaded—meaning it supports applications that do more than one thing at a time. Among the Java platform's biggest advantages are its "write once, run anywhere" architecture and its ability to deliver virus-free code. In addition, the Java technology platform is interpreted and dynamically extensible and is easy to connect to the Internet. Smart devices, if programmed in Java technology, could be dynamically downloaded with new functionality over the Internet instead of requiring consumers to purchase an entire new device or taking the device to a repair shop.

        Historically, implementations of Java technology were designed for medium to large computing environments, and did not scale down to meet the resource constraints of smart devices.

        With the Company's sixteen years of experience developing virtual machine technology to function under severe systems resource restrictions, the Company has developed its version of a Java embedded virtual machine which fits within the constraints of a smart device. The Company believes its VM incorporates unique technologies, including dynamic adaptive compilation and precise, concurrent garbage collection to achieve optimal performance and robustness in limited memory smart devices. Consequently, the Company believes it is in a unique position to take advantage of the opportunity and demand that now exists.

        The Company has filed applications with the Patent Office of the United Kingdom and the United States for international protection of innovative technologies related to the Jeode platform.

        The ability for smart devices to connect to an increasingly powerful network has enabled them to become a conduit for a variety of added-value services ("Service Driven Network"). Java has established itself as the standard environment for the Service Driven Network. In addition to its security and stability benefits, Java provides a consistent environment in which these services and applications can execute, regardless of the underlying hardware. Enterprise and consumer applications that are written in Java are ideal for those selling mobile services, as it provides the widest possible number of device platforms that can deliver the same service. For the above reasons, wireless carriers and mobile smart device manufacturers require 100% compatible Java foundation software.

        The Company's new mobile products enable handset manufacturers and wireless carriers to capitalize on the Java standard. Handset manufacturers need Sun certified, robust, rich and accelerated Java-enabling software for their design to be competitive and meet wireless carrier requirements. The Company's complete mobile client software stack meets the challenges of handset manufacturers while supporting the widest possible range of mobile services.

        Wireless carriers need to provide rich mobile services on the widest array of devices in order to capitalize on their investment. The Company is investing in carrier-grade server software that leverages the Company's intimate platform knowledge to enable carriers to meet these challenges.

        Total turnover of the Group in 2001 was $10,273,000 (2000: $10,766,000). An operating loss was recorded of $11,615,000 (2000: $7,470,000).

        The Company continues to face significant risks associated with the successful execution of its product strategy. These risks include, but are not limited to, continued technology and product development, introduction and market acceptance of new products, changes in the marketplace, liquidity, competition from existing and new competitors and retention of key personnel.

        The principal source of cash funding came from a private placement funding, receivable collections and the release from escrow of the balance of the NTRIGUE product line sales proceeds. As a result at 31 December 2001, the Group had cash and cash equivalent balances and short-term investments of $8,893,000 (2000: $17,351,000) of which $Nil (2000: $5,050,000) was held in escrow.

Share Capital and Warrants

        During 2001 the Company issued 38,582 Ordinary shares on the exercise of share options, 56,241 Ordinary shares through its employee share purchase plan, 977,800 Ordinary shares through a private placement and 282,500 Ordinary shares on the conversion of warrants. In addition as part of the private placement, the Company issued warrants to purchase 495,000 Ordinary shares.

Dividends And Transfers To Reserves

        The directors are unable to recommend payment of a dividend in respect of the year ended 31 December 2001 (2000: Nil). The Group's loss for the year of $11,008,000 (2000: $6,814,000) will be transferred to reserves.

Directors

        The directors of the Company during the year and to the date of this report were:

Viscount Bearsted (Chairman)
J C Fogelin (USA) (appointed 16 January 2001)
D G Frodsham
R M Noling (USA)
V S Pino (USA)
A E Sisto (USA) (resigned 31 March 2001)

        The interests of the directors at the year-end in the shares of the Company were as follows:

	Ordinary shares of 20p each	Options to acquire Ordinary shares of 20p each	Warrants to acquire Ordinary shares of 20p each
Viscount Bearsted
At 31 December 2000	636,946	198,750	—
At 31 December 2001	636,946	204,750	—
J C Fogelin
At date of appointment	—	—	—
At 31 December 2001	—	16,000	—
D G Frodsham
At 31 December 2000	10,000	21,250	—
At 31 December 2001	30,000	27,250	10,000
R M Noling
At 31 December 2000	35,709	499,300	—
At 31 December 2001	13,998	638,300	—
V S Pino
At 31 December 2000	332,702	18,126	132,157
At 31 December 2001	332,702	24,126	132,157
A E Sisto
At 31 December 2000	—	43,750	—
At date of resignation	—	48,750	—

        Further details of the share options are given in Note 16 to the financial statements.

        Of the options granted to Viscount Bearsted, 125,000 are exercisable until 3 November 2002 at 90p each, 5,000 are exercisable until 16 April 2007 at $1.75 each, 50,000 are exercisable until 28 May 2007 at $2.375 each, 10,000 are exercisable until 28 April 2008 at $1.625 each, 1,250 are exercisable until 19 April 2009 at $7.25 each, 1,250 are exercisable until 19 July 2009 at $7.188 each,

1,250 are exercisable until 18 October 2009 at $5.00 each, 5,000 are exercisable until 19 January 2010 at $5.25 each, 5,000 are exercisable until 15 January 2011 at $5.831 each and 1,000 are exercisable until 14 October 2011 at $2.00 each.

        Of the options granted to J C Fogelin, 15,000 are exercisable until 15 January 2011 at $5.831 each and 1,000 are exercisable until 14 October 2011 at $2.00 each.

        Of the options granted to D G Frodsham, 15,000 are exercisable until 16 August 2009 at $4.688 each, 1,250 are exercisable until 18 October 2009 at $5.00 each, 5,000 are exercisable until 19 January 2010 at $5.25 each, 5,000 are exercisable until 15 January 2011 at $5.831 each and 1,000 are exercisable until 14 October 2011 at $2.00 each. As part of the private placement on 12 February 2001 (see Note 16), D G Frodsham purchased 20,000 Ordinary shares at $5.00 together with warrants to purchase 10,000 Ordinary shares at $6.00 (or 90% of market value if less) exercisable until 12 February 2004.

        Of the options granted to R M Noling, 85,000 are exercisable until 28 March 2006 at $5.75 each, 15,000 are exercisable until 2 March 2007 at $2.438 each, 159,300 are exercisable until 24 March 2007 at $1.969 each, 200,000 are exercisable until 28 May 2007 at $2.375 each, 10,000 are exercisable until 28 April 2008 at $1.625 each, 10,000 are exercisable until 19 October 2008 at $0.688 each, 20,000 are exercisable until 19 January 2010 at $5.188 each, 100,000 are exercisable until 25 April 2011 at $3.55 each and 39,000 are exercisable until 14 October 2011 at $2.00 each. During the year R M Noling purchased 1,055 shares through the Employee Share Purchase Plan (see Note 16) and sold 22,766 shares at prices between $3.25 and $3.51 each.

        Of the options granted to V S Pino 9,376 are exercisable until 19 October 2008 at $0.688 each, 1,250 are exercisable until 19 April 2009 at $7.25 each, 1,250 are exercisable until 19 July 2009 at $7.188 each, 1,250 are exercisable until 18 October 2009 at $5.00 each, 5,000 are exercisable until 19 January 2010 at $5.25 each, 5,000 are exercisable until 15 January 2011 at $5.831 each and 1,000 are exercisable until 14 October 2011 at $2.00 each. V S Pino and members of his immediate family hold warrants to purchase 112,500 ordinary shares at $6.00 (or 90% of market value if less) exercisable until 24 November 2003 and 19,657 ordinary shares at $4.77 exercisable until 10 December 2004.

        Of the options granted to A E Sisto, 15,000 are exercisable until 16 April 2007 at $1.75 each, 10,000 are exercisable until 28 April 2008 at $1.625 each, 10,000 are exercisable until 4 January 2009 at $2.00 each, 1,250 are exercisable until 19 April 2009 at $7.25 each, 1,250 are exercisable until 19 July 2009 at $7.188 each, 1,250 are exercisable until 18 October 2009 at $5.00 each, 5,000 are exercisable until 19 January 2010 at $5.25 each and 5,000 are exercisable until 15 January 2011 at $5.831 each.

        The vesting arrangements of the above options are set out in Note 16 to the accounts.

Policy On Payment Of Creditors

        It is the Group's policy to agree payment terms with its suppliers, along with other terms and conditions, when it enters into binding purchase contracts and to abide by the agreed payment terms provided the supplier has provided the goods or services in accordance with the terms and conditions of the contract. The Company had 83 days purchases outstanding at 31 December 2001 (2000: 25 days).

Donations

        During the year donations of $1,000 (2000: $1,000) were made to charities.

Financial Risks and Treasury Policy

        The Group finances its operations by a combination of internally generated cash flows, existing cash deposits and borrowings. In addition during the year, funds were obtained from a private placement funding (see Note 16) and from the release of NTRIGUE product line sales proceeds from escrow (see Note 7).

        The Group's Finance Department manages the Group's cash borrowings, interest rate and foreign exchange exposures and its main banking relationships. This is operated as a cost and risk reduction programme. Transactions of a speculative nature are not permitted.

        The Group limits the effects of movements in foreign exchange rates by partially matching cash holdings with liabilities in the same currency, assisted by selective forward foreign currency option contracts arranged with the Company's bankers.

Post Balance Sheet Events

        Post balance sheet events are dealt with in Note 20 to the financial statements.

Statement Of Directors' Responsibilities

        Company law requires the directors to prepare accounts for each financial year, which give a true and fair view of the state of affairs of the Group and the Company and of the profit or loss of the Group for that period. In preparing those accounts, the directors are required to:

  •
  select suitable accounting policies and then apply them consistently;

  •
  make judgements and estimates that are reasonable and prudent;

  •
  state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts;

  •
  prepare the accounts on the going concern basis unless it is inappropriate to presume that the Group and Company will continue in business.

        The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Group and Company and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Group and Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

        The maintenance and integrity of the Company website is the responsibility of the directors. There may be uncertainty regarding information published on the internet since legislation in the United Kingdom governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.

Auditors

        A resolution to reappoint PricewaterhouseCoopers will be proposed at the annual general meeting.

By Order of the Board
R M Noling
Director 12 April 2002

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

        We have audited the financial statements, which comprise the profit and loss account, the balance sheet, the cash flow statement, the statement of total recognised gains and losses and the related notes which have been prepared under the historical cost convention and the accounting policies set out in the statement of accounting policies.

Respective Responsibilities Of Directors And Auditors

        The directors` responsibilities for preparing the annual report and the financial statements in accordance with applicable United Kingdom law and accounting standards are set out in the statement of directors' responsibilities.

        Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and United Kingdom Auditing Standards issued by the Auditing Practices Board.

        We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the directors' report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions is not disclosed.

        We read the other information contained in the annual report and consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. The other information comprises only the directors' report.

Basis Of Audit Opinion

        We conducted our audit in accordance with auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company's and Group's circumstances, consistently applied and adequately disclosed.

        We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

        In our opinion the financial statements give a true and fair view of the state of the affairs of the Company and the Group as at 31 December 2001 and of the loss and cash flows of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

PricewaterhouseCoopers
Chartered Accountants and Registered Auditors 12 April 2002

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

CONSOLIDATED PROFIT AND LOSS ACCOUNT

For The Year Ended 31 December 2001

	Note	2001	2000
		$'000	$'000
Turnover	2	10,273	10,766
Cost of sales		(3,827)	(2,826)

Gross profit		6,446	7,940
Distribution costs		(6,293)	(4,475)
Administrative expenses		(11,768)	(10,935)

Operating loss	2,3	(11,615)	(7,470)
Interest receivable and similar income	6	460	443
Interest payable and similar charges	6	(5)	(572)

Loss on ordinary activities before taxation		(11,160)	(7,599)
Tax on loss on ordinary activities	8	152	785

Loss for the financial year	17	(11,008)	(6,814)

Basic loss per share	22	(0.57)	(0.47)

Diluted loss per share	22	(0.57)	(0.47)

        The turnover and operating loss all derive from continuing activities.

        There are no recognised gains or losses other than the results above and therefore no separate statement of total recognised gains and losses has been presented.

        There is no difference between the loss on ordinary activities before taxation and the loss for the year stated above, and their historical cost equivalents.

        The notes on pages F-14 to F-32 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

At 31 December 2001

	Note	2001	2000
		$'000	$'000
Fixed assets
Tangible assets	9	352	512

		352	512
Current assets
Stocks	11	4	5
Debtors of which $740,000 (2000: $657,000) falls due in more than one year	12	8,780	4,718
Cash and cash equivalents held in escrow	13	—	5,050
Cash at bank and in hand	23	8,643	12,051

		17,427	21,824
Creditors: amounts falling due within one year	14	(6,445)	(5,147)

Net current assets		10,982	16,677

Total assets less current liabilities		11,334	17,189
Creditors: amounts falling due after more than one year	15	—	—

Net assets	2	11,334	17,189

Capital and reserves
Called up share capital	16,17	6,278	5,876
Share premium account	17	57,619	52,868
Profit and loss account	17	(52,615)	(41,607)
Capital reserve	17	52	52

Equity shareholders' funds	17	11,334	17,189

Approved By The Board on 12 April 2002 and signed on its behalf by:

R M Noling
 Director

The notes on pages F-14 to F-32 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

COMPANY BALANCE SHEET

At 31 December 2001

	Note	2001	2000
		$'000	$'000
Fixed assets
Tangible assets	9	277	377
Investments	10	—	—

		277	377
Current assets
Debtors of which $390,000 (2000: $407,000) falls due in more than one year	12	10,274	3,596
Cash and cash equivalents held in escrow	13	—	5,050
Cash at bank and in hand		1,937	9,671

		12,211	18,317
Creditors: amounts falling due within one year	14	(1,471)	(1,877)

Net current assets		10,740	16,440

Total assets less current liabilities		11,017	16,817
Creditors: amounts falling due after more than one year	15	—	—

Net Assets		11,017	16,817

Capital and reserves
Called up share capital	16,17	6,278	5,876
Share premium account	17	57,760	53,009
Profit and loss account	17	(53,021)	(42,068)

Equity shareholders' funds	17	11,017	16,817

Approved by the Board on 12 April 2002 and signed on its behalf by:

R M Noling
 Director

The notes on pages F-14 to F-32 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

CONSOLIDATED CASH FLOW STATEMENT

For The Year Ended 31 December 2001

	Note	2001	2001	2000	2000
		$'000	$'000	$'000	$'000
Net cash outflow from operating activities	A		(13,694)		(11,756)
Returns on investment and servicing of finance
Interest received		460		443
Interest paid on loan		—		(488)

			460		(45)
Taxation			(209)		1,147
Capital expenditure
Purchase of tangible fixed assets		(173)		(310)
Proceeds from sale of investments		—		325
Proceeds from sale of tangible fixed assets		5		3

		(168)		18
Acquisition and Disposal
Release of product line proceeds held in escrow			5,050		1,010
Financing
Proceeds from issue of share capital	C	5,153		16,880
			5,153		16,880

(Decrease)/increase in cash	B		(3,408)		7,254

The notes on pages F-14 to F-32 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

For The Year Ended 31 December 2001

A Reconciliation Of Operating Loss To Net Cash Outflow From Operating Activities

	2001	2000
	$'000	$'000
Operating loss	(11,615)	(7,470)
Depreciation of tangible fixed assets	323	420
(Increase) / decrease in stocks	1	(1)
(Increase) in debtors	(4,062)	(3,155)
Increase / (decrease) in creditors	1,659	(1,550)

Net cash outflow from operating activities	(13,694)	(11,756)

B Reconciliation To Net Cash

	2001	2000
	$'000	$'000
Increase/(decrease) in cash in the period	(3,408)	7,254

Change in net cash from cash flows	(3,408)	7,254

Movements in net cash in period	(3,408)	7,254
Net cash at 1 January	12,051	4,797

Net cash at 31 December	8,643	12,051

C Analysis Of Changes In Financing During The Year

	Convertible debt		Share capital (including premium)
	2001	2000	2001	2000
	$'000	$'000	$'000	$'000
1 January	—	1,000	58,744	40,780
Non cash movement	—	(1,000)	—	1,084
Cash inflow from financing	—	—	5,153	16,880

31 December	—	—	63,897	58,744

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For The Year Ended 31 December 2001

1      Principal Accounting Policies And Basis Of Preparation Of The Financial Statements

  The accounts have been prepared on a going-concern basis in US dollars and in accordance with applicable accounting standards in the United Kingdom. A summary of the principal Group accounting policies, which have been applied consistently, is set out below.

  (1)
  Basis Of Accounting

    The accounts have been prepared under the historical cost convention.

  (2)
  Basis Of Consolidation

    The consolidated accounts include the Company and all its subsidiaries. Intragroup sales and profits are eliminated on consolidation and all sales and profit figures relate to external transactions only.

  (3)
  Turnover

    Turnover, which excludes value added tax and sales tax, represents sales of packaged software, software development fees, licence royalties and amounts chargeable to customers for services provided.

  (4)
  Revenue Recognition

    The Company primarily enters into license arrangements for the sale of the Jeode product to OEM's and distributors. Service revenues are derived from customer funded engineering activities, training and annual maintenance contracts.

    Revenue from licenses is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed and determinable, and collectibility is probable. For contracts with multiple elements, and for which vendor-specific objective evidence of fair value for the undelivered elements exists, the Company recognizes revenue for the delivered elements using the residual method as prescribed by Statement of Position No 98-9, "Modification of SOP No 97-2 with Respect to Certain Transactions". The Company consider these US accounting pronouncements to be best practice. If vendor-specific objective evidence does not exist for all undelivered elements, all revenue is deferred until evidence exists, or all elements have been delivered. Generally the Company has vendor-specific objective evidence of fair value for the maintenance element of software arrangements based on the renewal rates for maintenance in future years as specified in the contracts. In such cases, the Company defers the maintenance revenue at the outset of the arrangement and recognizes it rateably over the period during which the maintenance is to be provided, which generally commences on the date the software is delivered. Vendor-specific objective evidence of fair value for the service element is determined based on the price charged when those services are sold separately. The Company occasionally enters into license agreements with extended payment terms. Provided all other revenue criteria are met, revenue from these contracts is recognized at the earlier of when the cash is received from the customer or the quarter in which the payments become due and payable.

    The Company also has entered into license agreements with certain distributors, which provide for minimum guaranteed royalty payments throughout the term of the agreement. Provided all other revenue criteria are met, minimum guaranteed royalty revenue is recognized when the payments become due and payable. Royalty revenue that exceeds the minimum guarantees is recognized as reported.

    Revenue for customer-funded engineering is recognized on a percentage of completion basis, which is computed using the input measure of labour cost. Revenues from training are recognized when the training is performed.

    The Company does not grant return rights or price protection under license agreements for its Jeode product, but has in the past provided price protection to certain distributors. Where this is the case, the Company makes appropriate provision based on estimates of expected sell-through by distributors of its products.

    License revenue and service revenue on contracts involving significant implementation, customisation or services which are essential to the functionality of the software is recognized over the period of each engagement, using the percentage of completion method. Labour hours incurred is generally used as the measure of progress towards completion.

    Payments for customer funded engineering activities, training and maintenance contracts received in advance of revenue recognition are recorded as deferred revenue.

  (5)
  Research And Development Expenditure

    The Company capitalises internal software development costs incurred after technological feasibility has been demonstrated and commercial viability expected. The Company defines establishment of technological feasibility as the completion of a working model. Such capitalised amounts are amortised commencing with the introduction of that product at the greater of the straight-line basis utilising estimated economic life, generally six months to one year, or the ratio of actual revenues achieved to the total anticipated revenues over the life of the product.

  (6)
  Foreign Currencies

    The directors have determined that the Group and Company's functional currency is the US dollar. The year end exchange rate used between sterling and US dollars was $1.47/£1 (2000: $1.50/£1).

    Accordingly non-monetary assets and liabilities whose original values are in currencies other than dollars are stated at their historic dollar value. Monetary assets and liabilities expressed in other currencies are translated into dollars at the rate of exchange ruling at the year-end. Transactions in other currencies are translated into dollars at the average rate for the month in which the transaction occurred or at the forward contract or option rate where such a hedging transaction has been undertaken. All foreign exchange differences are taken to the profit and loss account in the year in which they arise.

  (7)
  Tangible Fixed Assets

    Tangible fixed assets are stated at their purchase price, together with any incidental expenses of acquisition.

    Provision for depreciation is made so as to write off the cost of tangible fixed assets on a straight-line basis over the expected useful economic lives of the assets concerned. The principal annual rates used for this purpose are:

Leasehold improvements	shorter of estimated useful life or remaining lease term
Computers and other equipment	33%
Fixtures and fittings	25-33%
  (8)
  Stocks

    Stocks are stated at the lower of cost and net realisable value. Cost is determined on a first in first out basis and includes transport and handling costs. Provision is made where necessary for stocks which are slow moving, obsolete or defective.

  (9)
  Deferred Taxation

    Deferred taxation is provided on the liability method in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that it is probable in the opinion of the directors that a liability will become payable in the foreseeable future. Deferred tax assets are only recognised to the extent that they are expected to be recoverable.

  (10)
  Operating Leases

    Rentals payable under operating leases are charged on a straight-line basis over the lease term in arriving at operating profit.

  (11)
  Finance Lease And Hire Purchase Agreements

    Where fixed assets are financed by leasing agreements or hire purchase contracts which transfer to the Group substantially all the benefits and risks of ownership, the assets are treated as if they had been purchased outright and are included in tangible fixed assets. The capital element of these commitments is shown as obligations under finance lease and hire purchase contracts.

    Finance lease payments are treated as consisting of capital and interest elements; the capital element is applied to reduce the outstanding obligations and the interest element is charged against profit in proportion to the reducing capital element outstanding. Assets held under finance leases are depreciated over the shorter of the lease term or the useful economic life of equivalent owned assets.

  (12)
  Pension Costs

    Pension costs in respect of the Group's defined contribution scheme and 401(k) plans are accounted for in the period to which they relate.

  (13)
  Derivative financial Instruments

    The only derivative financial instruments used by the Group are foreign exchange options, which are used to manage foreign exchange fluctuations. Costs of these options are amortised across the life of the option.

2      Segmental Analysis

	Turnover by destination		Turnover by origin		Operating losses		Net assets/(liabilities)
	2001	2000	2001	2000	2001	2000	2001	2000
	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000
USA	8,849	8,851	9,878	10,577	(1,637)	1,877	(26,055)	(19,401)
Rest of the World	1,424	1,915	395	189	(9,978)	(9,347)	37,389	36,590

	10,273	10,766	10,273	10,766	(11,615)	(7,470)	11,334	17,189

  The directors consider that all of the Group's activities fall within one class of business.

3      Operating Loss

  The operating loss is stated after charging:

	Note	2001	2000
		$'000	$'000
Research and development costs		5,490	5,501
Depreciation of owned assets		323	420
Hire of equipment under operating leases		117	70
Rental of land and buildings		688	639
Directors' emoluments	4	368	440
Auditors' remuneration—audit services		234	227
—non-audit services		134	101

  Fees paid by the Company and its UK subsidiaries to the auditors in the United Kingdom were $119,000 (2000: $167,000), including audit fees paid to the parent Company auditors of $63,000 (2000: $66,000).

4      Directors' Emoluments

	2001	2000
	$'000	$'000
Aggregate emoluments	367	439
Company contributions paid to money purchase pension schemes	1	1

	368	440

	2001	2000
	$'000	$'000
Directors' emoluments of the highest paid director:
Aggregate emoluments	283	345
Company contributions paid to money purchase pension schemes	1	1

	284	346

  No directors exercised share options in the year (2000: 2). Six directors were granted share options in the year (2000: 5). Furthermore, one director is accruing pension benefits under a defined contribution scheme (2000: 1).

5      Employee Information

  (1)
  The average number of persons employed by the Group during the year, including executive directors, was:

	2001 Number	2000 Number
Sales and marketing	25	18
Research and development	63	63
General and administrative	19	21

	107	102

  (2)
  Group employment costs of all employees including executive directors:

	Note	2001	2000
		$'000	$'000
Wages and salaries		9,275	7,726
Social security costs		840	843
Other pension costs	18	239	215

		10,354	8,784

6      Interest

  Interest receivable and similar income

	2001	2000
	$'000	$'000
On escrow account	87	290
On tax refunds	—	59
On lease deposits	25	30
Bank and other	348	64

	460	443

  Interest payable and similar charges

	2001	2000
	$'000	$'000
On loan from VS Pino (Note 14)	—	488
On promissory note	—	84
Bank and other	5	—

	5	572

7      Disposal Of Part Of The Group's Operations

  On 5 February 1998 the Company completed the disposal of its NTRIGUE technology to Citrix Systems, Inc ("Citrix") for $17.687 million.

  Under the terms of the disposal agreement $9.0 million was paid to the Company in cash on February 5, 1998, and the remainder was held in escrow for the sole purpose of satisfying any obligations to Citrix arising from or in connection with an event against which the Company would be required to indemnify Citrix. Of this amount, $2.5 million, $0.9 million, $1.0 million and $0.3 million were released to the Company in February 1999, August 1999, February 2000 and September 2000 respectively.

  On October 4, 1999, the Company filed a suit against Citrix and GraphOn Corporation ("GraphOn") in the Superior Court of the State of California, County of Santa Clara, relating to the misappropriation assertions of GraphOn and Citrix's refusal to release funds still remaining in escrow and breach of a Cooperation Agreement between the Company and Citrix. On March 15, 2000, GraphOn filed a suit against Citrix and the Company in the Superior Court of the State of California, County of Santa Clara, alleging trade secret misappropriation and breach of contract arising out of the same facts and circumstances set forth in the Company's action against GraphOn. The two cases were consolidated.

  This case was settled out of court on April 5, 2001. The settlement did not involve any payment by the Company on the GraphOn claims against the Company and the balance of the escrow account, $4.9 million, was released to the Company on April 20, 2001.

8      Taxation

  Current Taxation

  Tax on loss on ordinary activities comprises:

	2001	2000
	$'000	$'000
UK corporation tax—overprovision in respect of prior years	220	938
Overseas taxation	(68)	(153)

	152	785

  At 31 December 2001 the accumulated tax losses carried forward and available for offset against future profits amounted to approximately $37,000,000 (2000: $29,000,000) in the United States and $15,000,000 (2000: $10,000,000) in the United Kingdom. No provision has been made for any taxation that would become payable if reserves retained in overseas subsidiaries were distributed as no such distributions are planned. No deferred tax asset has been recognised in respect of the above available tax losses.

9      Tangible Fixed Assets

  Group

	Leasehold improvements	Computers and other equipment	Fixtures and fittings	Total
	$'000	$'000	$'000	$'000
Cost
1 January 2001	498	2,137	132	2,767
Additions	38	132	3	173
Disposals	(1)	(707)	(15)	(723)

31 December 2001	535	1,562	120	2,217

Accumulated depreciation
1 January 2001	359	1,816	80	2,255
Charge for the year	77	221	25	323
Disposals	(—)	(699)	(14)	(713)

31 December 2001	436	1,338	91	1,865

Net book amount
31 December 2001	99	224	29	352

31 December 2000	139	321	52	512

  No fixed assets were held under finance leases and hire purchase contracts.

  Disposals include retirements of fully depreciated assets.

  Company

	Leasehold improvements	Computers and other equipment	Fixtures and fittings	Total
	$'000	$'000	$'000	$'000
Cost
1 January 2001	269	848	106	1,223
Additions	38	105	2	145
Disposals	—	(12)	—	(12)

31 December 2001	307	941	108	1,356

Accumulated depreciation
1 January 2001	135	648	63	846
Charge for the year	73	144	21	238
Disposals	—	(5)	—	(5)

31 December 2001	208	787	84	1,079

Net book amount
31 December 2001	99	154	24	277

31 December 2000	134	200	43	377

  No fixed assets were held under finance leases and hire purchase contracts.

  Disposals include retirements of fully depreciated assets.

10    Fixed Asset Investments

  The Company's subsidiary undertakings are:

Name of Company and country of incorporation and operation	Description of shares held	Proportion of nominal value of issued shares and voting rights held

Insignia Solutions International Limited (England & Wales)	£1 ordinary	100%
Jeode Limited (England & Wales)	£1 ordinary	100%
Insignia Solutions Inc (USA)	Common stock, no par value	100%
Insignia Solutions Foreign Sales Inc (Barbados)	Common stock, $10 par value	100%
Emulation Technologies Inc (USA)	Common stock, no par value	100%
Insignia Solutions France SARL (France)	FF100 shares	100%

  The principal activities of Insignia Solutions Inc, Insignia Solutions International Limited and Insignia Solutions France SARL are the marketing, licensing and support of computer software products.

  Jeode Limited has been dormant since 2000.

  Emulation Technologies Inc has been dormant since 1990.

  Insignia Solutions Foreign Sales Inc has been dormant from incorporation.

11    Stocks

  Group

	2001	2000
	$'000	$'000
Finished software products, manuals and related supplies	4	5

12    Debtors

	2001		2000
	Company	Group	Company	Group
	$'000	$'000	$'000	$'000
Amounts falling due within one year:
Trade debtors	305	5,977	—	3,385
Amounts owed by subsidiary undertakings	8,805	—	2,642	—
Prepayments	752	1,991	547	676
Other debtors	22	72	—	—

	9,884	8,040	3,189	4,061

Amounts falling due after more than one year:
Other debtors	—	100	—	—
Lease deposit	390	640	407	657

	390	740	407	657

Total debtors	10,274	8,780	3,596	4,718

  Other debtors includes a promissory note with a director of the Company entered into with its subsidiary undertaking, Insignia Solutions, Inc. (see note 21).

13    Cash And Cash Equivalents Held In Escrow

	Group and Company
	2001	2000
	$'000	$'000
Proceeds from sale of technology held in escrow and accrued interest	—	5,050

  The above represents funds received as a result of the disposal of the Company's NTRIGUE technology (see Note 7) together with interest earned on such funds. The balance of the escrow funds was released to the Company on April 20, 2001.

14    Creditors: Amounts Falling Due Within One Year

	2001		2000
	Company	Group	Company	Group
	$'000	$'000	$'000	$'000
Trade creditors	390	1,011	167	1,084
Amounts owing to subsidiary undertakings	255	—	255	—
Taxation	—	189	261	550
Other creditors	12	12	12	12
Social security	257	257	279	279
Accruals	557	1,022	903	2,324
Deferred revenue	—	3,954	—	898

	1,471	6,445	1,877	5,147

  On 20 October 1999, the Company signed a convertible promissory note in favour of Quantum Corporation ("Quantum") for $1.0 million. Quantum Corporation subsequently assigned this note to Quantum Peripherals Europe. The note was convertible at Quantum's option to the Company's shares any time during the lifetime of the note. The initial conversion price was $4.28 per share with adjustment clauses for stock splits, reverse stock splits and certain offerings. As a result of the private placement in December 1999 (see Note 16) this conversion price was adjusted to $4.23 per share on 9 December 1999. All unpaid principal and unpaid interest, accrued at 8% per annum, compounded quarterly, was converted to Ordinary Shares on 31 December 2000.

  On 20 March 2000, the Company entered into a binding agreement with a director of the Company, V S Pino, whereby he would provide the Company a $5.0 million line of credit. The interest rate on amounts drawn down was at prime plus 2% until 30 June 2000 and thereafter at prime plus 4% per annum simple interest, payable in cash at the repayment date. The Company drew down a total of $3.0 million of the line of credit during 2000. On 27 November 2000 the Company repaid this sum, along with all accrued interest and the termination fee due.

15    Creditors: Amounts Falling Due After More Than One Year

  There are no amounts falling due after more than one year (2000—$Nil).

16    Called Up Share Capital

Group and Company	Number	2001	Number	2000
		£'000		£'000
Authorised
Equity interests (Ordinary shares of 20p)	50,000,000	10,000	30,000,000	6,000
Non-equity interests (Preferred shares of 20p each)	3,000,000	600	3,000,000	600

		10,600		6,600

Group and Company	Number	$'000	Number	$'000
Allotted and fully paid
Equity interests (Ordinary shares of 20p each)	19,500,313	6,278	18,145,190	5,876

  Allotments Of Shares

  During the year 38,582 Ordinary shares of 20p each were issued for cash on the exercise of share options providing total proceeds of $51,000.

  The following table summarises the activity:

Number of shares issued	Exercise price range
2,500	£0.86 — £0.90
19,613	$0.688 — $1.000
9,251	$1.001 — $2.000
7,218	$2.001 — $2.438

38,582

  In addition, during the year, 56,241 Ordinary shares of 20p each were issued for cash through participation in the Company's Employee Share Purchase Plan. Of these 25,118 were issued at $4.7549 each and 31,123 were issued at $2.516 each providing total proceeds of $198,000.

  Private Placements and Warrants

  During 2000, the Company issued a total of 19,994 Ordinary Shares in ADS form at various prices, ranging from $6.281 to $16.50 to a director of the Company, as payment for drawdown fees under a Line of Credit arrangement entered into in March 2000 (see note 14).

  On November 24, 2000 the Company entered into agreements whereby the Company issued 3,600,000 Ordinary Shares in ADS form at a price of $5.00 to a total of 23 investors, including Sun Microsystems, BSquare, and a member of the Company's board of directors. The Company also issued warrants to purchase 1,800,000 ADSs to the investors at an exercise price of the lower of the average quoted closing sale price of the Company's ADS's for the ten trading days ending on the day preceding the date of the warrant holder's intent to exercise less a 10% discount, and $6.00. The warrants expire on November 24, 2003, however, subject to certain conditions, if the quoted sale price of the ADSs exceeds $9.00 per share for any thirty consecutive trading days, the

  Company may cancel the warrants upon sixty days prior written notice. The Company received $18.0 million less offering expenses totalling $2.0 million. The Company also issued warrants to purchase 225,000 ADSs to the placement agent exercisable at a price of $5.00. These warrants expire on November 24, 2005.

  On December 31, 2000 the Company issued a total of 251,333 Ordinary Shares in ADS form to Quantum Peripherals (Europe) SA, at a per share price of $4.23 per share under the terms of a convertible promissory note entered into on October 20, 1999 (see Note 14).

  On February 12, 2001 the Company entered into agreements whereby the Company issued 940,000 Ordinary Shares in ADS form at a price of $5.00 to a total of 4 investors, including Wind River Systems, Inc., and a member of the Company's board of directors. As a result of the SEC not declaring the registration statements effective by the due date in the agreements, 37,800 additional Ordinary Shares in ADS form were issued at nominal value. The Company also issued warrants to purchase 470,000 ADSs to the investors, at an exercise price of the lower of the average quoted closing sale price of the Company's ADS's for the ten trading days ending on the day preceding the date of the warrant holder's intent to exercise less a 10% discount, and $6.00. The warrants expire on February 12, 2004, however, subject to certain conditions, if the quoted sale price of the ADSs exceeds $9.00 per share for any thirty consecutive trading ays, the Company may cancel the warrants upon sixty days prior written notice. The Company received $4.7 million less offering expenses totalling $0.5 million. The Company also issued warrants to purchase 25,000 ADSs to the placement agent exercisable at a price of $5.00. These warrants expire on February 12, 2006.

  In April 2001, three investors exercised their warrants for 282,500 ADSs. The Company received $701,400 for the warrant exercises. On 25 March 2002, three investors exercised their warrants for 400,000 ADSs. The Company received $495,773 for the warrant exercises.

  Dilution Adjustments

  In December 1999, the Company issued 1,063,515 Ordinary Shares in ADS form at a price of $4.23 per share through a private placement. The Company received $4.5 million less offering expenses totalling $0.4 million. Along with ADSs, the Company also issued to the investors warrants that entitle them to purchase a total of 319,054 ADSs at an exercise price of $5.29 per ADS. As described below, the exercise price and the number of ADSs issuable under the warrants are subject to various adjustments. In addition, the Company may issue additional warrants that entitle the investors to purchase ADSs at the nominal value on designated adjustment dates in the future.

  Under the December 1999 private placement, the investors received warrants to purchase three ADSs for every 10 ADSs they purchased. The exercise price of the warrants was set at 125% of the original per ADS purchase price, or $5.29. However, the warrants contain anti-dilution provisions which decrease this exercise price and increase the number of ADSs purchasable if the Company sells or is deemed to sell any shares at below market price during the term of the warrants, which ends on December 9, 2004. The private placement that closed on November 24, 2000 was a sale which triggered the anti-dilution provisions in the warrants, and, as a consequence, the exercise price of the warrants has been decreased from $5.29 to $4.77 per ADS, and the number of ADSs purchasable has increased to 353,834. The private placement on February 12, 2001 also triggered the anti-dilution provisions of the issuance of December 9, 1999. However, the effect of such dilution was less than 1% of the exercise price and consequently such adjustment is deferred until such time as the accumulation of this adjustment and future adjustments exceed at least 1% of the exercise price.

  As part of their warrant agreements, the investors may be entitled to cash payments upon the occurrence of certain Major Transactions, as defined in the warrant agreements, including change of control provisions. Cash payments are determined in a methodology described in the agreement. Such methodology is impacted by market price. A major transaction is defined as a merger, reorganization, or sale of all or substantially all of the assets of the Company in which the stockholders of the Company immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction.

  Under the December 1999 private placement, the investors were entitled to additional warrants to purchase ADS's at £0.20 nominal value per share if the average of the closing bid price of the ADS's over the ten days before an adjustment date was less than $4.23. The adjustment dates commenced on March 10, 2000 and occurred on the 10th of each month through March 10, 2001, inclusive. The rights for an adjustment date to occur would terminate upon release of at least $4.75 million of the funds held in escrow by Citrix on December 9, 1999. However, not enough of the funds held were released to trigger this termination. As calculated the average bid price of the Company's ADS's on all the adjustment dates exceeded $4.23 per share and consequently no adjustment occurred. The adjustment rights have now expired.

  Limitations in the transaction agreements preclude these investors in question from achieving certain levels of beneficial ownership. The securities purchase agreement, the warrants and the additional warrants contain the restriction that the Company may not issue and a selling investor may not purchase, and the warrants and additional warrants may not be exercised for any ADSs if doing so would cause such investor to beneficially own more than 9.9% of the total ordinary shares in issue as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. Under the additional warrants, if such investors are prohibited from exercising the additional warrant as a result of the 9.9% restriction, the selling investor may, at its option and in addition to its other rights under the securities purchase agreement and the warrant, retain the warrant or demand payment, in cash, from the Company in an amount calculated by the Black-Scholes formula multiplied by the number of ADSs for which the additional warrant was exercisable, without regard to any limits on exercise. The restrictions on the levels of beneficial ownership in these documents do not, however, restrict those investors from exercising the warrants or additional warrants up to those limitations, selling ADSs to decrease their level of beneficial ownership, and exercising the warrants to receive additional ADSs. This could result in additional dilution to the holders of the Company's ADSs and a potential decrease in the price of the ADSs.

  Option Schemes

  The Company has four share option schemes, which provide for the issuance of share options to employees of the Company to purchase Ordinary shares of 20p par value. A total of 6,072,071 (2000: 5,072,071) Ordinary shares have been reserved for the issuance of options. At

  31 December 2001 and 31 December 2000, approximately 539,466 and 641,931, respectively, Ordinary shares were available for future grants of share options. Share options are granted at prices of not less than 100% of the fair market value of the Ordinary shares on the date of the grant, as determined by the Board of Directors.

  The following table summarises activity in the year under the share option schemes:

	UK share option schemes	US share option schemes	Total
Options outstanding at 1 January 2001	604,278	2,223,539	2,827,817
Granted in the year	486,375	1,377,600	1,863,975
Exercised in the year	(18,594)	(19,988)	(38,582)
Lapsed in the year	(135,936)	(625,574)	(761,510)

Options outstanding at 31 December 2001	936,123	2,955,577	3,891,700

  Options granted to new employees generally vest 25% on the first anniversary of the date of grant and 1/48 per month thereafter through the fourth anniversary of the date of grant. Options granted to existing employees will generally vest at the rate of 1/48 per month from the date of grant through to the fourth anniversary of the date of grant. Options are exercisable until the tenth anniversary of the date of grant unless they lapse before that date. 1,823,407 and 1,406,851 options were exercisable at 31 December 2001 and 31 December 2000, respectively.

  Options outstanding at 31 December 2001 were as follows:

	UK share option schemes		US share option schemes
	Number	Period of exercise	Number	Period of exercise
86p - 90p per share	262,418	1995-2004	—	—
430p per share	250	1998-2005	—	—
$0.656 - $1.000 per share	33,466	1998-2008	213,307	1998-2008
$1.001 - $2.000 per share	230,411	1997-2011	932,235	1997-2011
$2.001 - $4.000 per share	218,082	1997-2011	958,857	1997-2011
$4.001 - $6.000 per share	143,111	1999-2011	709,616	1996-2011
$6.001 - $8.000 per share	31,948	1999-2010	58,500	1999-2010
$8.001 - $10.000 per share	12,937	2001-2010	33,062	2001-2010
$10.001 - $11.250 per share	3,500	2001-2010	50,000	2000-2010

	936,123		2,955,577

  Employee Share Purchase Plan

  In March 1995, the Company's shareholders adopted the 1995 Employee Share Purchase Plan ("the Plan") with 275,000 Ordinary shares reserved for issuance thereunder. In July 1998, the number of shares reserved for issuance was increased to 525,000. In May 1999, the number was further increased to 900,000. The Plan became effective 17 November 1995 and enables employees to purchase Ordinary shares at approximately 85% of fair market value of Ordinary shares at the beginning or end of each six month offering period. The Plan qualifies as an "employee stock purchase plan" under the US Internal Revenue Code. 609,262 Ordinary shares have been issued under the Plan at 31 December 2001 (2000: 553,021).

17    Reconciliation Of Movement In Total Shareholders' Funds

					Total shareholders' funds
	Called up share capital	Share premium account	Profit and account loss	Capital reserve
					2001	2000
	$'000	$'000	$'000	$'000	$'000	$'000
Group
1 January	5,876	52,868	(41,607)	52	17,189	6,039
Shares issued in year	402	5,260	—	—	5,662	20,016
Share issue expenses	—	(509)	—	—	(509)	(2,052)
Loss for year	—	—	(11,008)	—	(11,008)	(6,814)

31 December	6,278	57,619	(52,615)	52	11,334	17,189

Company
1 January	5,876	53,009	(42,068)	—	16,817	6,039
Shares issued in year	402	5,260	—	—	5,662	20,016
Share issue expenses	—	(509)	—	—	(509)	(2,052)
Loss for year	—	—	(10,953)	—	(10,953)	(7,186)

31 December	6,278	57,760	(53,021)	—	11,017	16,817

  As permitted by Section 230(1)(b) of the Companies Act 1985, Insignia Solutions plc has not published its separate profit and loss account. The loss arising in the Company in 2001 of $10,953,000 (2000: loss of $7,186,000) is dealt with in the consolidated profit and loss account.

18    Pension Costs

  The Group has a 401(k) plan covering all of its US employees and a defined contribution pension plan covering all its UK employees. Under both these plans, employees may contribute a percentage of their compensation and the Group makes certain matching contributions. Both the employees' and the Groups' contributions are fully vested and nonforfeitable at all times. The assets of both these plans are held separately from those of the Group in independently managed and administered funds. The Group's contributions to these plans aggregated $239,000 in 2001 (2000: $215,000).

19    Commitments

  Lease Commitments

  The Group has committed to the following annual charges under non-cancellable operating leases:

	Properties		Equipment
	2001	2000	2001	2000
	$'000	$'000	$'000	$'000
Expiring:
Within one year	53	15	18	43
Within two to five years	242	230	54	38
After five years	332	339	—	—

	627	584	72	81

  Property lease commitments are reported net of sub-lease income.

  On 23 January 2002, the Company signed an Agreement for Surrender in relation to a lease for offices in UK that were sub-let to Citrix Systems, Inc. until 30 March 2002 as part of the terms of the NTRIGUE disposal (see Note 7). Under this Agreement a vacant possession surrender of the lease, that had a term to 29 September 2017, has been agreed with the surrender to be completed on 3 April 2002 subject to a surrender payment of approximately $470,000, which has been provided for in these financial statements.

  Finance Lease Commitments

  The Group has no finance leases commitments (2000: $Nil).

  Capital Commitments

  There are no material capital commitments (2000: $Nil).

20    Significant Post Balance Sheet Events

  On 25 March 2002, three investors exercised their warrants for 400,000 ADSs. The Company received $495,773 for the warrant exercises.

21    Related Party Transactions

  The Company has taken advantage of the exemption in Financial Reporting Standard No. 8 not to disclose transactions and balances between Group entities that have been eliminated on consolidation.

  Viscount Bearsted, a director of the Company, holds a consultancy contract with the Company, which causes him to be treated as a related party for the amounts received under this contract. The amount payable in the year was $Nil (2000—$Nil) and the balances due to him at the beginning and the end of the year were $Nil.

  On February 13, 2001, the Company's subsidiary undertaking, Insignia Solutions, Inc. entered into a promissory note with Richard M. Noling, a director of the Company, whereby Mr. Noling borrowed $150,000. The promissory note is due in three equal installments, on each annual anniversary from the date of the note. The note was amended on January 24, 2002 to extend the first and subsequent installments one year. The first installment is due on February 13, 2003. Interest accrues on the unpaid principal balance at a rate per annum equal to the prime lending rate of interest as listed in the Wall Street Journal plus 1%. Accrued interest is due and payable monthly in arrears on the last calendar day of each month, beginning March 31, 2001. In addition, on July 17, 2001, Mr. Noling received an interest free loan of $50,000. The $50,000 loan was repaid in full on September 30, 2001.

  D G Frodsham, a director of the Company, undertook consultancy work with the Company during January 2000, which causes him to be treated as a related party for the amounts received under this contract. The amount payable in the year was $Nil (2000—$15,000) and the balances due to him at the beginning and the end of the year were $Nil.

  The Company recognized revenue of $4,975,000 and $310,000 from Phoenix Technologies Ltd. in 2001 and 2000 respectively. The CEO of Phoenix Technologies Ltd., A E Sisto, was also a director of the Company until March 2001.

  The Company recognized revenue of $330,000 and $2,350,000 from Wind River Systems, Inc. ("Wind River") in 2001 and 2000 respectively. Wind River participated in a private placement of equity in the Company in February 2001 (see Note 9). A Vice President of Wind River, J C Fogelin, was appointed to the Company's Board of Directors in January 2001.

  Other transactions involving directors are disclosed in Notes 4 and 16 to the accounts and in the Directors' Report on pages 2 to 6.

22    Loss Per Share

  Basic loss per share is calculated by dividing the loss attributable to Ordinary shareholders by the weighted average number of Ordinary shares in issue during the year.

  The diluted loss per share and basic loss per share are the same, as any dilutive potential Ordinary shares would not increase the net loss per share.

	Loss	Weighted average number of shares	2001 Per share Amount	Loss	Weighted average number of shares	2000 Per share Amount
	$'000	$'000	$	$'000	$'000	$
Loss attributable to shareholders	(11,008)			(6,814)
Basic and Diluted EPS	(11,008)	19,248	(0.57)	(6,814)	14,571	(0.47)

23    Financial Risks

  The Group's financial risk and treasury policy is as detailed in the Directors' Report. Short-term debtors and creditors are not discounted, securitised or pledged in any way, and as permitted by FRS 13, they are excluded from the numerical analyses in this note, except for the currency analysis of the Group's financial assets and liabilities.

  (1)
  Interest rate risk

    The Group places its cash primarily in bank accounts and certificates of deposit with high credit quality financial institutions. Interest earned fluctates in line with bank interest rates.

    The Group had no financial liabilities, other than short-term creditors, at either 31 December 2001 or 31 December 2000.

  (2)
  Currency analysis of financial assets and liabilities

    Included in financial assets and liabilities are short-term bank deposits, escrow funds detailed in Note 13 and a lease deposit relating to the UK premises. The lease deposit is repayable on expiration of the lease in 2013 or after certain profit targets are met for three consecutive years.

	Short term bank deposits	Lease deposit	Long term receivables	Short term receivables	Short term liabilities	Total 2001	Total 2000
	$'000	$'000	$'000	$'000	$'000	$'000	$'000
Sterling	709	390	—	305	(1,178)	226	(547)
US Dollars	7,931	250	100	5,722	(1,116)	12,887	16,983
Other	3	22	—	—	(8)	17	(1)

	8,643	662	100	6,027	(2,302)	13,130	16,435

    The Group enters into currency option contracts to hedge the short-term impact of sterling fluctuations against the US dollar. The gains and losses on these contracts are included in the profit and loss account when the related operating revenues and expenses are recognised. At 31 December 2001, there were no currency options outstanding (2000: $Nil outstanding).

  (3)
  Maturity profile of financial liabilities

    The Group had no outstanding liabilities at either 31 December 2001 or 31 December 2000.

  (4)
  Fair values of financial assets and liabilities

    The fair value of all Group financial assets and liabilities is considered to be the same as book value.

INSIGNIA SOLUTIONS PLC

PROXY FOR ANNUAL GENERAL MEETING

JUNE 5, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints as proxies, or proxy, Richard M. Noling and Nicholas, Viscount Bearsted, or either of them, or ___________________________________________

(see Note below), each with full power of substitution, and hereby authorizes them or him to represent and to vote, as designated below, all Ordinary Shares, 20p nominal value each, of Insignia Solutions plc (the “Company”), held by the undersigned, at the Annual General Meeting of the Company to be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Wednesday June 5, 2002, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

1.	TO RECEIVE THE U.K. STATUTORY ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2001, TOGETHER WITH THE DIRECTORS’ AND AUDITORS’ REPORTS THEREON.

2.

RE-APPOINT PRICEWATERHOUSECOOPERS AS U.K. STATUTORY AUDITORS AND INDEPENDENT ACCOUNTANTS OF THE COMPANY, TO HOLD OFFICE  UNTIL THE CONCLUSION OF THE COMPANY’S NEXT ANNUAL GENERAL MEETING AT WHICH ACCOUNTS ARE LAID BEFORE THE COMPANY, AND TO AUTHORIZE THE DIRECTORS TO DETERMINE THEIR REMUNERATION.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO RE-ELECT AS A DIRECTOR NICHOLAS, VISCOUNT BEARSTED.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	TO RE-ELECT AS A DIRECTOR DAVID G. FRODSHAM.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.

TO AMEND THE COMPANY’S U.K. EMPLOYEE SHARE OPTION SCHEME 1996 TO INCREASE THE NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 1,500,000 TO A TOTAL OF 7,572,071 SHARES.  THIS PLAN SHARES THE SAME SHARES RESERVED FOR ISSUANCE IN THE STOCK OPTION POOL AS THE COMPANY’S 1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES, WHICH IS THE COMPANY’S STOCK OPTION PLAN FOR EMPLOYEES IN AMERICA. THE TWO PLANS WILL NEED TO BE SEPARATELY AMENDED TO INCREASE THE COMBINED OPTION POOL BY A TOTAL OF 1,500,000 ORDINARY SHARES.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

6.

TO AMEND THE COMPANY’S 1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES TO INCREASE THE NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 1,500,000 TO A TOTAL OF 7,572,071 SHARES. THIS PLAN SHARES THE SAME SHARES RESERVED FOR ISSUANCE IN THE STOCK OPTION POOL AS THE COMPANY’S U.K. EMPLOYEE SHARE OPTION SCHEME 1996, WHICH IS THE COMPANY’S STOCK OPTION PLAN FOR EMPLOYEES IN ENGLAND. THE TWO PLANS WILL NEED TO BE SEPARATELY AMENDED TO INCREASE THE COMBINED OPTION POOL BY A TOTAL OF 1,500,000 ORDINARY SHARES.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	The transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Directors recommends that you vote FOR all Proposals.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE.  WHEN NO CHOICE IS INDICATED, THE PROXY OR PROXIES WILL VOTE OR ABSTAIN FROM VOTING AT THEIR DISCRETION.  In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

(Print Shareholder(s) name)

(Signature(s) of Shareholder or Authorized Signatory)

	Dated:	, 2002

Please sign exactly as your name(s) appear(s) on your share certificate.  If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, any such person may give a proxy; however, if more than one of such joint holders is present at the meeting, either personally or by proxy, the person whose name stands first in the Register as one of such holders shall be entitled to vote in respect of the shares.  If shares are held of record by a corporation, the proxy should be executed by one or more duly authorized officers.  Please date the proxy.  A proxy should be filed together with the power of attorney or other authority, if any, under which it was signed.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

The proxy should be returned to the offices of the Company at The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire HP10 0HH not later than 10:00 a.m. on June 3, 2002, being 48 hours prior to the time fixed for the Annual General Meeting.

Note: If you wish to appoint someone other than Mr. Noling or The Viscount Bearsted as proxy, references to Mr. Noling and The Viscount Bearsted should be deleted, and the name of the intended proxy inserted in the space provided.  A proxy need not be a member of the Company but must attend the meeting in person to represent you.

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INSIGNIA SOLUTIONS PLC

INSTRUCTIONS TO THE BANK OF NEW YORK, AS DEPOSITARY

(MUST BE RECEIVED PRIOR TO THE CLOSE OF BUSINESS ON MAY 28, 2002)

The undersigned registered holder of American depositary receipts hereby requests and instructs The Bank of New York, as Depositary, through its Agent, to endeavor, in so far as practicable, to vote or cause to be voted the number of shares or other Deposited Securities underlying the American depositary shares evidenced by Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on April 15, 2002, at the Annual General Meeting of the Members of INSIGNIA SOLUTIONS plc to be held in High Wycombe, England, on June 5, 2002 in respect of the resolutions specified on the reverse.

NOTE:  PLEASE DIRECT THE DEPOSITARY HOW IT IS TO VOTE BY PLACING AN X IN THE APPROPRIATE BOX OPPOSITE THE RESOLUTIONS.  THE DEPOSITARY SHALL NOT VOTE THE AMOUNT OF SHARES OR OTHER DEPOSITED SECURITIES UNDERLYING A RECEIPT EXCEPT IN ACCORDANCE WITH INSTRUCTIONS FROM THE HOLDER OF SUCH RECEIPT.

Insignia Solutions plc

P.O. BOX 11230

NEW YORK, N.Y. 10203-0230

To change your address, please mark this box	☐

To make any comments, please mark this box	☐

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

1.	TO RECEIVE THE U.K. STATUTORY ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2001, TOGETHER WITH THE DIRECTORS’ AND AUDITORS’ REPORTS THEREON.

2.

RE-APPOINT PRICEWATERHOUSECOOPERS AS U.K. STATUTORY AUDITORS AND INDEPENDENT ACCOUNTANTS OF THE COMPANY, TO HOLD OFFICE  UNTIL THE CONCLUSION OF THE COMPANY’S NEXT ANNUAL GENERAL MEETING AT WHICH ACCOUNTS ARE LAID BEFORE THE COMPANY, AND TO AUTHORIZE THE DIRECTORS TO DETERMINE THEIR REMUNERATION.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO RE-ELECT AS A DIRECTOR NICHOLAS, VISCOUNT BEARSTED.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	TO RE-ELECT AS A DIRECTOR DAVID G. FRODSHAM.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.

TO AMEND THE COMPANY’S U.K. EMPLOYEE SHARE OPTION SCHEME 1996 TO INCREASE THE NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 1,500,000 TO A TOTAL OF 7,572,071 SHARES.  THIS PLAN SHARES THE SAME SHARES RESERVED FOR ISSUANCE IN THE STOCK OPTION POOL AS THE COMPANY’S 1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES, WHICH IS THE COMPANY’S STOCK OPTION PLAN FOR EMPLOYEES IN AMERICA. THE TWO PLANS WILL NEED TO BE SEPARATELY AMENDED TO INCREASE THE COMBINED OPTION POOL BY A TOTAL OF 1,500,000 ORDINARY SHARES.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

6.

TO AMEND THE COMPANY’S 1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES TO INCREASE THE NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 1,500,000 TO A TOTAL OF 7,572,071 SHARES. THIS PLAN SHARES THE SAME SHARES RESERVED FOR ISSUANCE IN THE STOCK OPTION POOL AS THE COMPANY’S U.K. EMPLOYEE SHARE OPTION SCHEME 1996, WHICH IS THE COMPANY’S STOCK OPTION PLAN FOR EMPLOYEES IN ENGLAND. THE TWO PLANS WILL NEED TO BE SEPARATELY AMENDED TO INCREASE THE COMBINED OPTION POOL BY A TOTAL OF 1,500,000 ORDINARY SHARES.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	The transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary.  In the case of a corporation, the Voting Instruction must be executed by a duly authorized officer or attorney.

	Dated	Share Owner Sign Here	Co-owner Sign here

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NOTES
VOTING RIGHTS AND SOLICITATION OF PROXIES
REVOCABILITY OF PROXIES
PROPOSAL 1: RECEIPT OF U.K. STATUTORY DIRECTORS' REPORT AND ACCOUNTS
PROPOSAL 2: RE-APPOINTMENT OF INDEPENDENT ACCOUNTANTS
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2
PROPOSALS 3 AND 4: RE-ELECTION OF DIRECTORS
PROPOSALS 5 AND 6: AMENDMENT OF THE U.K. EMPLOYEE SHARE OPTION SCHEME 1996 AND 1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES
U.K. EMPLOYEE SHARE OPTION SCHEME 1996
PLAN BENEFITS 1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES (NOVEMBER 1995-MARCH 15, 2002) U.K. EMPLOYEE SHARE OPTION SCHEME 1996 (APRIL 1996-MARCH 15, 2002)
1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES
PLAN BENEFITS 1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES (NOVEMBER 1995-MARCH 15, 2002) U.K. EMPLOYEE SHARE OPTION SCHEME 1996 (APRIL 1996-MARCH 15, 2002)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2001
Aggregated Option Exercises in 2001 and Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE
COMPANY SHARE PRICE PERFORMANCE
Cumulative Total Return
CERTAIN TRANSACTIONS
SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES CONSOLIDATED PROFIT AND LOSS ACCOUNT For The Year Ended 31 December 2001
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES CONSOLIDATED BALANCE SHEET At 31 December 2001
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES COMPANY BALANCE SHEET At 31 December 2001
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES CONSOLIDATED CASH FLOW STATEMENT For The Year Ended 31 December 2001
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT For The Year Ended 31 December 2001
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES NOTES TO THE FINANCIAL STATEMENTS For The Year Ended 31 December 2001